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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

EARTHLINK, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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EARTHLINK, INC.
1375 Peachtree Street
Atlanta, Georgia 30309
(404) 815-0770

March 11, 2013

Dear Stockholders:

        You are cordially invited to attend the 2013 Annual Meeting of Stockholders of EarthLink, Inc., which will be held at 4:00 p.m. (local time) on Tuesday, April 23, 2013, at our offices at 1375 Peachtree Street, Atlanta, Georgia.

        The principal business of the 2013 Annual Meeting of Stockholders will be (1) the election of the seven directors nominated by the Board of Directors as set forth in the Proxy Statement; (2) the approval of a non-binding advisory resolution approving the compensation of our named executive officers; (3) the amendment to our Certificate of Incorporation in connection with the revision of our Bylaws' advance notice requirement for shareholder proposals/nominations; and (4) the ratification of the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013.

        As permitted by rules adopted by the Securities and Exchange Commission, we are making our Proxy Statement and 2012 Annual Report available to our stockholders electronically over the Internet. You may read, print and download our Proxy Statement and 2012 Annual Report at www.proxyvote.com. On or about March 11, 2013, we mailed our stockholders a notice containing instructions on how to access our Proxy Statement and 2012 Annual Report and vote online or by telephone. The notice also provides instruction on how you can request a paper copy of these documents if you desire.

        If you do not attend the 2013 Annual Meeting of Stockholders, you may vote your shares by mail, by telephone or by Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. The proxy card materials provide you with details on how to vote by these three methods. Whether or not you plan to attend the 2013 Annual Meeting of Stockholders, we encourage you to vote in the method that suits you best so that your shares will be voted at the 2013 Annual Meeting of Stockholders. If you decide to attend the 2013 Annual Meeting of Stockholders, you may revoke your proxy and personally cast your vote.

        Thank you, and we look forward to seeing you at the 2013 Annual Meeting of Stockholders or receiving your proxy vote.

By order of the Board of Directors,

Rolla P. Huff Chairman of the Board, Chief Executive Officer and President

EARTHLINK, INC.
1375 Peachtree Street
Atlanta, Georgia 30309
(404) 815-0770

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The 2013 Annual Meeting of Stockholders of EarthLink, Inc. will be held at 4:00 p.m. (local time) on Tuesday, April 23, 2013, at 1375 Peachtree Street, Atlanta, Georgia. The meeting is called for the following purposes:

  1.
  To elect the seven directors nominated by our Board of Directors as set forth in the Proxy Statement;

  2.
  To approve a non-binding advisory resolution approving the compensation of our named executive officers;

  3.
  To amend our Third Restated Certificate of Incorporation ("Certificate of Incorporation") in connection with the revision of our Fourth Amended and Restated Bylaws' ("Bylaws") advance notice requirements for shareholder proposals/nominations;

  4.
  To ratify the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013; and

  5.
  To transact such other business as may properly come before the meeting.

        The Board of Directors has fixed the close of business on March 6, 2013 as the record date for the purpose of determining the stockholders who are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

By order of the Board of Directors,

Rolla P. Huff Chairman of the Board, Chief Executive Officer and President

Atlanta, Georgia
March 11, 2013

        IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. IF YOU ARE UNABLE TO BE PRESENT AT THE MEETING, PLEASE VOTE YOUR SHARES BY TELEPHONE OR BY INTERNET SO THAT YOUR SHARES WILL BE REPRESENTED. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENVELOPE PROVIDED. IF YOU WISH, YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

PROXY STATEMENT SUMMARY

        This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all information you should consider, and you should read the entire Proxy Statement carefully before voting.

2013 Annual Meeting of Stockholders

Time and Date:	4:00 p.m. local time, Tuesday April 23, 2013
Place:	EarthLink's offices at 1375 Peachtree Street, Atlanta, Georgia
Record Date:	March 6, 2013
Voting:	Stockholders as of the record date are entitled to vote.
Attendance:
Only stockholders as of the record date will be entitled to attend the Annual Meeting of Stockholders. Proof of stock ownership as of this date and some form of government issued photo identification (such as a valid driver's license or passport) will be required for admission to the Annual Meeting of Stockholders. If you hold your shares of common stock in a brokerage account or through another nominee, you are the beneficial owner of those shares but not the record holder and you will need to obtain a "legal proxy" from the record holder to attend the Annual Meeting of Stockholders.

Agenda and Voting Recommendations

Item	Description	Board Recommendation	Page
1	Election of seven directors	FOR each nominee	3
2	Approval of a non-binding advisory resolution approving the compensation of named executive officers	FOR	45
3	Amendment of Certificate of Incorporation in connection with the revision of Bylaws' advance notice requirements for shareholder proposals/nominations	FOR	46
4	Ratification of Ernst & Young LLP as independent registered public accounting firm for 2013	FOR	50

Current Board Members

        The following table provides summary information about each director. Each director is elected annually by a majority of the votes cast. All of the directors are director nominees for 2013. All non-employee directors are independent.

Nominee	Director Since	Principal Occupation	Committees
Susan D. Bowick	2008	Retired executive, Hewlett-Packard Company	Corporate Governance and Nominating and Leadership and Compensation
Marce Fuller	2001	Retired President and CEO, Mirant Corporation	Audit and Corporate Governance and Nominating
Rolla P. Huff	2007	CEO and President, EarthLink, Inc.
David A. Koretz	2008	VP and General Manager, Juniper Networks, Inc.; former Chief Executive Officer of Mykonos Software, Inc.	Audit and Corporate Governance and Nominating
Garry K. McGuire	2011	Retired CFO and VP, Avaya, Inc.	Audit and Leadership and Compensation
Thomas E. Wheeler	2003	Managing director, Core Capital Partners; President and CEO, Shiloh Group, LLC	Corporate Governance and Nominating and Leadership and Compensation
M. Wayne Wisehart	2008	Retired CFO, aQuantive, Inc. and Western Wireless Corporation	Audit and Leadership and Compensation

v

PROXY STATEMENT
For the Annual Meeting of Stockholders
to be held April 23, 2013

2013 ANNUAL MEETING OF STOCKHOLDERS

General

        This Proxy Statement is furnished by and on behalf of the Board of Directors of EarthLink, Inc. in connection with the solicitation of proxies for use at the 2013 Annual Meeting of Stockholders of EarthLink to be held at 4:00 p.m. (local time) on Tuesday, April 23, 2013, at our offices at 1375 Peachtree Street, Atlanta, Georgia, and at any adjournments or postponements thereof. This Proxy Statement and the proxy card are being made available to our stockholders of record on March 6, 2013, the record date. We are making these materials available to you on the Internet or, upon your request, are delivering printed versions of these materials to you by mail. On or about March 11, 2013, we mailed a notice to stockholders containing instructions on how to access the Proxy Statement and 2012 Annual Report and vote.

        THE BOARD OF DIRECTORS URGES YOU TO VOTE YOUR SHARES BY ANY OF THE THREE AVAILABLE METHODS—BY MAIL, BY TELEPHONE OR BY INTERNET. IF YOU VOTE BY MAIL, PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD.

YOUR VOTE IS IMPORTANT!

Voting Instructions and Board of Directors Recommendation

        Proxies will be voted as specified by the stockholder or stockholders granting the proxy. Stockholders can vote in person at the 2013 Annual Meeting of Stockholders or by proxy. There are three ways to vote by proxy:

  •
  By Telephone—You can vote by telephone by calling 1 (800) 690-6903 and following the instructions on the proxy card if you are located in the United States;

  •
  By Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card; or

  •
  By Mail—You can vote by mail by signing, dating and mailing the enclosed proxy card if you received your proxy materials by mail.

        Internet and telephone facilities for stockholders of record will be available 24 hours a day and close at 11:59 p.m. (Eastern time) on April 22, 2013.

        Unless contrary instructions are specified, if the proxy card is executed and returned (and not revoked) prior to the 2013 Annual Meeting of Stockholders, the shares of our common stock, $0.01 par value per share, or Common Stock, represented thereby will be voted (1) FOR the election of the seven director nominees named in this Proxy Statement; (2) FOR the non-binding advisory resolution approving the compensation of our named executive officers; (3) FOR the amendment of our Certificate of Incorporation; and (4) FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013. A stockholder who submits a proxy may change or revoke it at any time before it is voted by filing with our Corporate Secretary either a written revocation or an executed proxy bearing a later date, by attending and voting in person at the 2013 Annual Meeting of Stockholders or granting a subsequent proxy through the Internet or by telephone.

        Only holders of record of Common Stock as of the close of business on March 6, 2013 will be entitled to vote at the 2013 Annual Meeting of Stockholders. Holders of shares authorized to vote are entitled to cast one vote per share on all matters voted upon at the 2013 Annual Meeting of Stockholders. As of the close of business on the record date, there were 103,051,149 shares of Common Stock issued and outstanding.

        If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the 2013 Annual Meeting of Stockholders, you should contact your broker or agent to obtain a legal proxy or broker's proxy card and bring it to the 2013 Annual Meeting of Stockholders in order to vote.

Attendance at Annual Meeting

        Only stockholders who own EarthLink Common Stock as of the close of business on March 6, 2013 will be entitled to attend the 2013 Annual Meeting of Stockholders. Proof of stock ownership as of this date and some form of government issued photo identification (such as a valid driver's license or passport) will be required for admission to the 2013 Annual Meeting of Stockholders. If you hold your shares of Common Stock in a brokerage account or through another nominee, you are the beneficial owner of those shares but not the record holder and you will need to obtain a "legal proxy" from the record holder to attend the 2013 Annual Meeting of Stockholders.

Quorum Required

        According to our bylaws, the holders of a majority of the shares entitled to be voted must be present or represented by proxy to constitute a quorum. Each outstanding share is entitled to one vote on all matters. For purposes of the quorum and the discussion below regarding the vote necessary to take stockholder action, the stockholders who are present at the 2013 Annual Meeting of Stockholders in person or by proxy and who abstain from voting are considered stockholders who are present and entitled to vote and they count toward a quorum. Abstentions and shares of record held by a broker or its nominee that are voted on any matter are included in determining whether a quorum is present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

Vote Required

        Under rules of self-regulatory organizations governing brokers, your bank, broker or other nominee may vote your shares in its discretion on "routine" matters. These rules also provide, however, that when a proposal is not a "routine" matter and your bank, broker or other nominee has not received your voting instructions with respect to such proposal, your bank, broker or other nominee cannot vote your shares on that proposal. When a bank, broker or other nominee does not cast a vote for a routine or a non-routine matter, it is called a "broker non-vote." Your bank, broker or other nominee may not vote your shares with respect to the election of nominees for director, the non-binding advisory proposal regarding the compensation of our named executive officers or the amendment to the Certificate of Incorporation in the absence of your specific instructions as to how to vote with respect to these matters, because under such rules these matters are not considered "routine" matters. The ratification of the appointment of Ernst & Young LLP is considered a routine matter.

        Under our Certificate of Incorporation, directors are elected by the vote of the majority of the votes cast. Only votes actually cast will be counted for the purpose of determining whether a particular nominee received the affirmative vote of a majority of votes cast in an uncontested election. Abstentions and broker non-votes will have no effect on the outcome of the election of directors. Our Corporate Governance Guidelines currently contain a policy that requires any incumbent nominee for director in an uncontested election (i.e., an election where the number of nominees is not greater than the number of directors to be elected) who does not receive a majority of affirmative votes for his or her election to tender his or her resignation to the Board of Directors. The Board of Directors then would consider whether to accept this resignation in accordance with the procedures set forth in our Corporate Governance Guidelines. The policy is available for review at the following website, www.earthlink.net. The policy may be reviewed by clicking "About Us," then "Investor Relations," then "Corporate Governance" and then "Corporate Governance Guidelines."

        Approval of the non-binding advisory proposal regarding the compensation of our named executive officers requires the affirmative vote of the majority of the votes cast on the proposal at the 2013 Annual Meeting of Stockholders. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal. Because your vote on this proposal is advisory, it will not be binding on us or the Board of Directors. However, the Leadership and Compensation Committee of the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation as it deems appropriate.

        Approval of the amendment to our Certificate of Incorporation requires the affirmative vote of at least two-thirds of our outstanding shares of Common Stock. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

        Approval of the ratification of the appointment by the Audit Committee of Ernst & Young LLP for the year ending December 31, 2013 requires the affirmative vote of a majority of the shares present or represented and entitled to vote at the 2013 Annual Meeting of Stockholders to be approved. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

        With respect to any other matters that may come before the 2013 Annual Meeting of Stockholders, including consideration of a motion to adjourn the 2013 Annual Meeting of Stockholders to another time or place (including for the purpose of soliciting additional proxies), if proxies are returned, such proxies will be voted in a manner deemed by the proxy representatives named therein to be in our best interests and the best interests of our stockholders.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors

        Our Certificate of Incorporation provides that we shall have at least two and not more than 17 directors, with the exact number to be fixed by resolution of the Board of Directors from time to time or by a majority vote of the stockholders entitled to vote on directors. The current size of the Board of Directors is fixed at seven, and we currently have seven directors. The Board of Directors held 12 meetings during the year ended December 31, 2012. During 2012, all incumbent members of the Board of Directors attended at least 75% of the aggregate number of (i) meetings of the Board of Directors and (ii) meetings held by all committees of the Board of Directors on which the director served at the time the director was a member of the Board of Directors or the committee.

Nominees Standing for Election

        The Corporate Governance and Nominating Committee has recommended and the Board of Directors has nominated the following individuals for director: Susan D. Bowick, Marce Fuller, Rolla P. Huff, David A. Koretz, Garry K. McGuire, Thomas E. Wheeler and M. Wayne Wisehart. All of the nominees are current members of our Board of Directors and, with the exception of Mr. Huff, have been determined to be independent. As our Chief Executive Officer and President, Mr. Huff is not independent. Our Corporate Governance and Nominating Committee has reviewed each nominee's qualifications and has recommended to our Board of Directors that each nominee be submitted to a vote of our stockholders at the 2013 Annual Meeting of Stockholders, each to serve until the 2014 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified. If a nominee is unavailable to serve as a director, proxies may be voted for another nominee proposed by the Corporate Governance and Nominating Committee and the Board of Directors, or the Board of Directors may reduce the number of directors to be elected at the 2013 Annual Meeting of Stockholders.

        Set forth below is certain biographical information furnished to us by the directors standing for election at the 2013 Annual Meeting of Stockholders:

Susan D. Bowick

Age: 64

        Ms. Bowick has served on our Board of Directors since May 2008. Currently, Ms. Bowick also serves on the Board of Directors of Comverse Network Systems, Inc. and is chairperson of that company's Compensation and Leadership Committee. Previously, Ms. Bowick was a member of the Boards of Directors of Comverse Technology, Inc. and Verint Systems Inc. She served as the chairperson of the Leadership and Compensation Committee of both of these companies. Ms. Bowick has served as a consultant to several global technology companies, including IBM, SAP, Nokia and Nokia Siemens Networks. From 1977 to 2004, Ms. Bowick served in various executive positions with Hewlett-Packard Company, most recently as Executive Vice President, Human Resources and Workforce Development and as a member of the management executive committee.

        Ms. Bowick's previous senior leadership positions at Hewlett-Packard have given her experience and global expertise which are valuable to our Board of Directors. Her service there and on the Comverse Technology, Inc. and Verint Systems Inc. Boards of Directors has given her unique experience with executive compensation and human resources issues, which are important to her position as chairperson of the Leadership and Compensation Committee. In addition, given our recent, and possible future, acquisition activity, her business development experience at Hewlett-Packard, which included evaluating potential mergers and acquisitions and leading integration activities, and global operations experience, are of importance to our Board of Directors.

Marce Fuller

Age: 52

        Ms. Fuller has served on our Board of Directors since October 2001. She was the President and Chief Executive Officer of Mirant Corporation, a U.S. marketer of power and natural gas, from July 1999 through September 2005, and served as a member of Mirant's Board of Directors until January 2006. From September 1997 to July 1999, Ms. Fuller served as President and Chief Executive Officer of the Mirant Americas Energy Marketing division of Mirant. From May 1996 to September 1997, Ms. Fuller was Senior Vice President of Mirant's North American operations and business development, and from February 1994 to May 1996, she was Mirant's Vice President for domestic business development. Mirant filed a Voluntary Petition under Chapter 11 of the United States Bankruptcy Code in July 2003 and emerged from bankruptcy protection in January 2006. Ms. Fuller serves on the Board of Directors of Curtiss-Wright Corporation, where she is the chairperson of the Executive Compensation Committee and a member of the Committee on Directors and Governance and the Audit Committee. She also serves on the Board of Directors of Benevolink, the Leadership Board of the College of Engineering, University of Alabama and the Carter Center Board of Counselors.

        Ms. Fuller has gained unique governance expertise as a result of her work with us and her prior Chief Executive Officer position and her other independent director assignments, which is necessary for her roles as chairperson of the Corporate Governance and Nominating Committee and as Lead Director. In addition, she brings to the Board of Directors corporate development experience and knowledge gained from her senior leadership and board positions at Mirant and other public companies. Given her experience at Mirant and as a director of Curtiss-Wright Corporation, she also offers the Board of Directors an understanding of a global business.

Rolla P. Huff

Age: 56

        Mr. Huff is our Chief Executive Officer and President and a member of our Board of Directors. He has served as our Chief Executive Officer since June 2007 and served as our President from June 2007 to May 2010 and again since January 2013. He was elected Chairman of the Board in January 2008. Mr. Huff was appointed as the Chief Executive Officer of Mpower Holding Corporation, a business telecommunications company, in November 1999 and as the Chairman of the Board of Mpower in July 2001 and served in both capacities until its merger with a subsidiary of U.S. TelePacific Holdings Corp. in August 2006. From March 1999 until its acquisition in September 1999, Mr. Huff served as President and Chief Operating Officer of Frontier Corporation and served as Executive Vice President and Chief Financial Officer of that corporation from May 1998 to March 1999. From July 1997 to May 1998, Mr. Huff was President of AT&T Wireless for the Central U.S. region and Mr. Huff served as Senior Vice President and Chief Financial Officer of that company from 1995 to 1997. From 1994 to 1995, Mr. Huff was Financial Vice President of Mergers and Acquisitions for AT&T.

        Mr. Huff's knowledge of EarthLink and our operations is valuable to the Board of Directors in evaluating and directing our future. In addition, Mr. Huff's experience in senior leadership and board positions of other public communications and IT services providers has positioned him to bring executive, corporate development, operational and financial experience and industry knowledge to his position as Chairman of the Board.

David A. Koretz

Age: 33

        Mr. Koretz has served on our Board of Directors since May 2008. Since February 2012 Mr. Koretz has been a Vice President and General Manager at Juniper Networks, Inc., a networking and security company, and currently is Vice President and General Manager for Juniper Networks' Counter Security business. Previously Mr. Koretz was the Chairman and Chief Executive Officer of Mykonos Software, Inc., a web application security software company from December 2009 until February 2012 when Mykonos Software was acquired by Juniper Networks. From 1999 to December 2009 he was President and Chief Executive Officer of BlueTie Inc., a SaaS provider with more than 1.5 million users. Mr. Koretz is a member of the Board of Directors of BlueTie Inc. and the Executive Chairman of Adventive, Inc., an online advertising software provider. Mr. Koretz also is a member of the Dean's Council at the Golisano School of Computing at the Rochester Institute of Technology.

        Mr. Koretz has gained valuable knowledge of the software, SaaS, managed services and cybersecurity industries as a result of his work with Juniper Networks, Inc., Mykonos Software, Inc., BlueTie Inc. and Adventive, Inc., which is important to our Board of Directors in providing insight into the future direction of our business. This knowledge will assist us in our focus on managed IT services. In addition, his work with privately-held companies has given him an understanding of private equity and smaller businesses, providing an entrepreneurial perspective that is important to our Board of Directors.

Garry K. McGuire

Age: 66

        Mr. McGuire has served on our Board of Directors since July 2011. From September 2000 until his retirement in December 2006, Mr. McGuire served as Chief Financial Officer and Senior Vice President, Corporate Development of Avaya, Inc., a provider of unified communications, contact centers, data solutions and related services. From January 2007 until March 2007, Mr. McGuire served as a consultant to Avaya, Inc. Previously, he was president and chief executive officer of Williams Communications Solutions LLC and President of NORTEL Communications Systems, Inc. Mr. McGuire had been a member of the Board of Directors of Telcordia Technologies Inc., a developer of IP, wireline and mobile communications software and services, from December 2006 until January 2012 when Telcordia was acquired by Ericsson AB. He was the Chairman of Telcordia's Board from November 2010 until January 2012.

        Mr. McGuire provides the Board of Directors extensive financial experience gained through his experience as a Chief Financial Officer of a public company which position provided him with the financial expertise to serve as one of our Audit Committee financial experts. This experience, as well as his prior role as a Chief Executive Officer, enables Mr. McGuire to provide critical insight to our business strategy as well as to our financial reporting and risk management process.

Thomas E. Wheeler

Age: 66

        Mr. Wheeler has served on our Board of Directors since July 2003. Mr. Wheeler has served as a managing director of Core Capital Partners, a venture capital fund, since 2005 and President and Chief Executive Officer of Shiloh Group, LLC, a strategy development and private investment company specializing in telecommunications services, since 2003. From 1992 through October 2003, Mr. Wheeler served as the President and Chief Executive Officer of the Cellular Telecommunications & Internet Association. Mr. Wheeler serves on the Board of Directors of TNS, Inc., a provider of data communications and transaction payment services.

        Mr. Wheeler's extensive public policy experience, especially with telecommunications companies and issues, is essential for the Board of Directors of a company such as ours that regularly faces telecommunications regulatory issues. That same experience, together with his private investment company experience, has also given Mr. Wheeler an understanding of the communications and IT services business.

M. Wayne Wisehart

Age: 67

        Mr. Wisehart has served on our Board of Directors since July 2008. Mr. Wisehart is also a member of the Boards of Directors of Marchex, Inc., a mobile technology and advertising company, and Centri Technology, Inc., a wireless service technologies company focusing on advanced data acceleration. He serves as the chairman of the Audit Committee of both companies. Mr. Wisehart served as the Consulting Chief Financial Officer of All Star Directories, Inc., an education lead generation company, from February 2010 to November 2010. Mr. Wisehart served as Chief Financial Officer of aQuantive, Inc., a digital marketing services company, from March 2006 until September 2007. aQuantive was acquired by Microsoft in August 2007. Prior to this position, Mr. Wisehart served as Executive Vice President and Chief Financial Officer of Western Wireless Corporation, a cellular phone service provider, from January 2003 until September 2005. Western Wireless was acquired by Alltel in August 2005. Prior to that time, Mr. Wisehart served as Chief Financial Officer of iNNERHOST, Inc., a web hosting services company, from October 2000 through February 2002, and as President and Chief Executive Officer for Teledirect International, Inc., a marketing automation software company, from February 1999 through October 2000.

        Mr. Wisehart's experience as a Chief Financial Officer and on public company audit committees has given him financial expertise to serve as one of our Audit Committee financial experts and chairman of the Audit Committee. His experience with the financial and corporate development matters of telecommunications and technology companies is especially valuable. He also has gained experience in risk management from his work as a public company executive officer and audit committee member, which is essential to the Audit Committee and the Board of Directors.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE

Committees of the Board of Directors

        We have the following standing committees of our Board of Directors: Leadership and Compensation Committee, Audit Committee and Corporate Governance and Nominating Committee. Each committee has a charter which is available for review at the following website, www.earthlink.net. The charters may be found by clicking "About Us," then "Investor Relations" and then "Corporate Governance."

  Leadership and Compensation Committee

        The Leadership and Compensation Committee presently consists of Ms. Bowick (Chairperson), Mr. McGuire, Mr. Wheeler and Mr. Wisehart. The Leadership and Compensation Committee met six times during the year ended December 31, 2012. The Leadership and Compensation Committee establishes and approves cash and long-term incentive compensation for our executive officers and directors. The Leadership and Compensation Committee also administers our equity-based compensation plans. The Board of Directors has determined that the members of our Leadership and Compensation Committee are independent as defined in Rule 5605(a)(2) of the Nasdaq Listing Rules for Nasdaq -listed companies.

        The Leadership and Compensation Committee is authorized to retain outside independent compensation consultants to provide information and advice concerning compensation. During 2012, the Leadership and Compensation Committee engaged the outside independent consulting firm of Frederic W. Cook & Co., Inc. ("Frederic Cook") as part of its review of compensation. The nature and scope of Frederic Cook's assignment is described on pages 26–27 of this Proxy Statement. In retaining Frederic W. Cook & Co., the Leadership and Compensation Committee considered the six factors set forth in Section 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934, as amended, or the Securities Exchange Act, and based on such consideration determined that the work of Frederic Cook did not raise any conflict of interest.

  Audit Committee

        The Audit Committee presently consists of Mr. Wisehart (Chairperson), Ms. Fuller, Mr. Koretz and Mr. McGuire. The Audit Committee met 14 times during the year ended December 31, 2012. The Audit Committee is responsible for selecting our independent registered public accounting firm, reviewing the results and scope of audits and other services provided by our independent registered public accounting firm, reviewing the results and scope of audits performed by our internal auditors, and reviewing and evaluating our financial reporting and disclosure processes and internal control functions, including management's evaluation of our internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. The Board of Directors has determined that the members of our Audit Committee are independent as defined in Rule 5605(a)(2) of the Nasdaq Listing Rules for Nasdaq-listed companies and Sections 10A(m)(3)(a) and (B) of the Securities Exchange Act. In addition, the Board of Directors has determined that all members of our Audit Committee are financially literate as prescribed by the Nasdaq Listing Rules and that Mr. McGuire and Mr. Wisehart are each "audit committee financial experts," within the meaning of the regulations promulgated by the Securities and Exchange Commission, or SEC. No member of the Audit Committee received any payments during 2012 from us or our subsidiaries other than compensation received as a director of EarthLink.

  Corporate Governance and Nominating Committee

        The Corporate Governance and Nominating Committee presently consists of Ms. Fuller (Chairperson), Ms. Bowick, Mr. Koretz and Mr. Wheeler. The Corporate Governance and Nominating Committee met four times during the year ended December 31, 2012. The Corporate Governance and Nominating Committee is responsible for overseeing our corporate governance principles, guidelines and practices, overseeing our regulatory compliance and applicable public policy and legislative matters and identifying, nominating, proposing and qualifying nominees for open seats on the Board of Directors. The Board of Directors has determined that the members of our Corporate Governance and Nominating Committee are independent as defined in Rule 5605(a)(2) of the Nasdaq Listing Rules for Nasdaq-listed companies.

Corporate Governance Matters

  Identifying and Evaluating Nominees

        The Corporate Governance and Nominating Committee identifies nominees for director on its own as well as by considering recommendations from other members of the Board of Directors, our officers and employees and other sources that the Corporate Governance and Nominating Committee deems appropriate. The Corporate Governance and Nominating Committee also will consider stockholder recommendations for nominees for director subject to such recommendations being made in accordance with our certificate of incorporation and bylaws. In addition to the Corporate Governance and Nominating Committee's charter, we have Corporate Governance Guidelines that contain, among other matters, important information concerning the Corporate Governance and Nominating Committee's responsibilities when identifying and evaluating nominees for director. You will find the charter and the guidelines at www.earthlink.net by selecting the following links: "About Us," then "Investor Relations" and then "Corporate Governance."

        The Corporate Governance and Nominating Committee considers a number of factors, including an individual's competencies, experience, reputation, integrity, independence and potential for conflicts of interest when identifying director nominees. It also is important to the Corporate Governance and Nominating Committee that the Board of Directors works together in a cooperative fashion. When considering a director standing for re-election as a nominee, in addition to the attributes described above, the Corporate Governance and Nominating Committee also considers that individual's past contribution and future commitment to EarthLink. The Corporate Governance and Nominating Committee conducts an annual review of the skills, experience and attributes of the Board of Directors to ensure that there is a proper balance. The Corporate Governance and Nominating Committee evaluates the totality of the merits of each prospective nominee that it considers and does not restrict itself by establishing minimum qualifications or attributes. There are not specific weights given to any one factor, but among the items considered are:

• senior leadership experience	• business development/M&A expertise
• financial expertise	• public company board experience
• private equity experience	• diversity
• operational expertise	• independence
• brand marketing expertise	• innovation
• governance/legal expertise	• relevant industry expertise
• risk management expertise	• government/public policy expertise
• IT/technical expertise	• executive compensation/human resources expertise

        Additionally, the Corporate Governance and Nominating Committee will continue to seek to populate the Board of Directors with a sufficient number of independent directors to satisfy Nasdaq listing standards and SEC requirements. The Corporate Governance and Nominating Committee will also seek to ensure that the Board of Directors, and consequently the Audit Committee, will have at least three independent members that satisfy Nasdaq financial and accounting experience requirements and at least one member who qualifies as an audit committee financial expert. There is no difference in the manner by which the Corporate Governance and Nominating Committee evaluates prospective nominees for director based on the source from which the individual was first identified.

        Our current Certificate of Incorporation currently requires that any stockholder recommendation for a nominee for director to be voted upon at the 2014 Annual Meeting of Stockholders must be submitted in writing to our Corporate Secretary no later than 90 days in advance of our 2014 Annual Meeting of Stockholders, which currently is scheduled for April 22, 2014. In addition, the stockholder's notice must include (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of shares entitled to vote at the applicable meeting and intends to appear in person or by proxy at the applicable meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming them) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) all other information regarding each nominee proposed by the stockholder as would be required to be included in a proxy statement filed pursuant to the then-current proxy rules of the SEC if the nominees were to be nominated by the Board of Directors; and (v) the consent of each nominee to serve as a director if elected.

        However, if Proposal 3 is approved at the 2013 Annual Meeting of Stockholders, these advance notice provisions for director nominations will be deleted from the Certificate of Incorporation and included in our Bylaws. Under the proposed amended Bylaw provisions, any stockholder recommendation for a nominee for director to be voted upon at the 2014 Annual Meeting of Stockholders must be submitted in writing to our Corporate Secretary no later than 60 days, and no earlier than 90 days, in advance of the anniversary of the prior year's annual meeting, or April 23, 2014. In addition, the stockholder's notice must include the following information about the director nominee: (i) name, age and address; (ii) employer and principal occupation; (iii) biographical profile; (iv) disclosure regarding our capital stock owned by the nominee; (iv) all other information as would be required to be included in a proxy statement for a contested election; (v) the consent of each nominee to serve as a director if elected; and (iv) the completed Director Agreement described below. The stockholder's notice must also include the following information about the stockholder making the nomination: (i) name and address; (ii) employer and principal occupation; (iii) disclosure regarding our capital stock owned by the stockholder (including disclosure of derivative transactions); (iv) a description of all arrangements between the stockholder and the nominee; (v) representations whether the stockholder intends to appear in person at the annual meeting and solicit proxies in support of the nominee; and (vi) all other information as would be required to be included in a proxy statement for a contested election. The information about the nominating stockholder will also need to be updated as of the record date of the applicable annual meeting. These advance notice requirements are separate from the requirements that stockholders must meet to include proposals in the proxy materials for the 2014 Annual Meeting of Stockholders, discussed later in this Proxy Statement.

        Our Bylaws include director qualification requirements which require each director and nominee for election as a director to deliver to the Company's Secretary a written questionnaire with respect to the director's or nominee's background and qualifications as well as a representation and agreement (the "Director Agreement"). The Director Agreement requires directors and nominees to disclose certain types of voting commitments and compensation arrangements to which the director or nominee is subject. The Director Agreement also requires a representation that the director or nominee, if elected, would be in compliance with all of the Company's applicable corporate governance, conflict of interest, confidentiality, securities ownership and trading policies and guidelines, and further provides for the immediate resignation of a director if he or she is found by a court of competent jurisdiction to have breached the Director Agreement in any material respect. Each of the nominees for election at the 2013 Annual Meeting of Stockholders identified above has executed a Director Agreement.

  Director Independence

        The Board of Directors considers director independence based both on the meaning of the term "independent director" set forth in Rule 5605(a)(2) of the Nasdaq Listing Rules for Nasdaq-listed companies and on an overall review of transactions and relationships, if any, between the director and us.

        In February 2013, the Board of Directors undertook its annual review of director independence. As part of its annual review, the Board of Directors considers whether there are any transactions and relationships between a director or any member of his or her immediate family and us. The purpose of this review is to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent. There currently are no such transactions or relationships to review.

        The Board of Directors has determined that Ms. Bowick, Ms. Fuller and Messrs. Koretz, McGuire, Wheeler and Wisehart are independent. We have one director who is not independent, Mr. Huff, because he is our Chief Executive Officer and President.

        The independent directors of the Board of Directors meet in executive session at least quarterly.

  Board Leadership Structure

        Mr. Huff serves as our Chief Executive Officer and President and our Chairman of the Board. The Chairman of the Board presides at meetings of the stockholders and of the Board of Directors and has such other powers and duties as may be conferred upon him by the full Board of Directors. In order to assure the independent directors play a leading role in our governance, our Board of Directors has an independent Lead Director who is appointed on an annual basis. Ms. Fuller currently serves as our independent Lead Director. In her role as independent Lead Director, Ms. Fuller has the following duties:

  •
  presides at all meetings of the Board of Directors at which the Chairman of the Board is not present, including executive sessions of the independent directors;

  •
  serves as liaison between the Chairman of the Board and the independent directors;

  •
  provides advice and counsel to the Chairman of the Board on Board of Directors meeting agendas and schedules;

  •
  has the authority to call meetings of the independent directors;

  •
  is available for consultation and direct communication, under appropriate circumstances, if requested by major shareholders; and

  •
  serves as Chairperson of the Corporate Governance and Nominating Committee.

        The Board of Directors has three standing committees, Audit, Corporate Governance and Nominating and Leadership and Compensation. Each committee has a separate chairperson and each of the Audit, Corporate Governance and Nominating and Leadership and Compensation Committees are comprised solely of independent directors. Our Corporate Governance Guidelines provide that the independent directors will meet in executive session at least quarterly, and the Lead Director (or the chairperson of an independent committee, if appropriate) presides at these sessions. The Corporate Governance and Nominating Committee annually evaluates whether a rotation of committee chairpersons or the Lead Director would be advisable.

        Given our position in the highly competitive communications and IT services industry, we believe having a combined Chief Executive Officer and Chairman of the Board position, along with an independent Lead Director and independent committees, is the most appropriate structure for us and our stockholders. The combined position of Chairman of the Board and Chief Executive Officer provides clear leadership for us and to other members of our industry as we strive to generate stockholder value in this competitive industry through the implementation of our business strategy. The Lead Director facilitates the role of the independent directors by providing leadership to the independent directors and working closely with the Chairman of the Board. The Corporate Governance and Nominating Committee annually evaluates our board leadership structure to ensure that it is appropriate for us at the time.

  Risk Oversight

        Our Audit Committee charter provides that the Audit Committee is responsible for monitoring material financial and operating risks of the Company. On a quarterly basis, management reports to the Audit Committee regarding our various risk areas. On a quarterly basis, the Audit Committee receives a report from the Chief Financial Officer and the Director of Internal Audit regarding risk management in which we identify our significant risk areas and oversight responsibility and evaluate each risk in terms of the likelihood and impact. The risks that are identified as probable to have the highest impact and are the most likely to occur are discussed in detail by the Board of Directors, including a review of the mitigation activities taken by us. The Board of Directors also engages in periodic discussions with the Chief Financial Officer and other members of management regarding risks as appropriate. Our Insider Trading Policy as approved by our Audit Committee includes policies prohibiting hedging transactions in our common stock and the pledging of our common stock to secure loans.

        In addition, each of the other committees of the Board of Directors considers risks within its area of responsibility. The Leadership and Compensation Committee considers succession planning, human resources risks and risks that may result from our executive compensation programs on a regular basis. In this regard, our Leadership and Compensation Committee has approved a Compensation Recoupment Policy and Share Ownership Guidelines for our Board of Directors and executive officers. Also, at the Leadership and Compensation Committee's direction, our management conducted a risk assessment of our sales incentives programs. The Leadership and Compensation Committee believes that overall the risks arising from our compensation policies and practices for employees are not reasonably likely to have a material adverse effect on us.

        Periodically, the Corporate Governance and Nominating Committee, along with the full Board of Directors, considers governance risks. The current leadership structure of the Board of Directors supports the risk oversight functions described above by providing independent leadership at the committee level, with ultimate oversight by the full Board of Directors as led by our Chairman of the Board and Lead Director.

  Stockholder Communications with the Board of Directors

        We encourage stockholders to communicate with our Board of Directors by sending written correspondence to EarthLink, Inc., Attention: Lead Director, 1375 Peachtree Street, Mail Stop 1A7-14, Atlanta, Georgia 30309. We do not screen correspondence for content but may screen regular incoming mail for security reasons. The Lead Director and her duly authorized agents are responsible for collecting and organizing stockholder communications. Absent a conflict of interest, the Lead Director is responsible for evaluating the materiality of each stockholder communication and determining which stockholder communications are to be presented to the full Board of Directors or other appropriate body.

  Annual Performance Evaluations

        Our Corporate Governance Guidelines provide that the Board of Directors and its Committees shall conduct an annual evaluation to assess and enhance their effectiveness. The Audit Committee, Leadership and Compensation Committee and Corporate Governance and Nominating Committee are also required to each conduct an annual self-evaluation. The Board of Directors, Audit Committee, Leadership and Compensation Committee and Corporate Governance and Nominating Committee each conducted an annual self-evaluation process during 2012.

  Policy Regarding Attendance at Annual Meetings

        We have a policy encouraging directors to attend annual meetings of stockholders. All of our directors were present at the 2012 Annual Meeting of Stockholders.

  Codes of Ethics

        We have a Code of Ethics for our Chief Executive Officer and Senior Financial Officers. We also have a Code of Business Conduct and Ethics for directors, officers and employees. Copies of each of these codes may be found at the following website, www.earthlink.net. You will find the codes by selecting the following links: "About Us," then "Investor Relations" and then "Corporate Governance."

Corporate Governance and Nominating Committee Report

        The Corporate Governance and Nominating Committee's overall purposes are to (a) oversee our corporate governance principles, guidelines and practices; (b) oversee our regulatory compliance and applicable public policy and legislative matters; and (c) identify, interview, qualify and recommend to the Board of Directors individuals to stand for election to, or fill any vacant seats on, the Board of Directors. The Corporate Governance and Nominating Committee of the Board of Directors is comprised entirely of independent directors.

        Among the Corporate Governance and Nominating Committee's activities during 2012 and to date in 2013 were the following:

  •
  Recommended to the Board of Directors to approve the proposal contained in this Proxy Statement to amend our Certificate of Incorporation in connection with the revision of our Bylaws' advance notice requirements for shareholder proposals/nominations.

  •
  Recommended to the Board of Directors to amend our Corporate Governance Guidelines following the expiration of our stockholder rights plan in August 2012 to add a policy which generally provides that the Board of Directors will seek and obtain stockholder approval before adopting a stockholder rights plan unless the Board of Directors determines it to be in the best interests of stockholders to adopt a plan without prior stockholder approval.

  •
  Recommended to the Board of Directors to update the Corporate Governance Guidelines with respect to our succession planning process.

        In connection with the 2012 Annual Meeting of Stockholders, the Corporate Governance and Nominating Committee reviewed each director's independence and affirmed that, other than Mr. Huff, each is independent based on the independence standards outlined in the Nasdaq Listing Rules for Nasdaq-listed companies and other standards considered by the Corporate Governance and Nominating Committee. Additionally, the Corporate Governance and Nominating Committee reviewed the qualifications of the directors nominated and determined that the nominees qualified for election at the 2013 Annual Meeting of Stockholders.

                Submitted by: Corporate Governance and Nominating Committee
                Marce Fuller (Chairperson)
                Susan D. Bowick
                David A. Koretz
                Thomas E. Wheeler

        The Corporate Governance and Nominating Committee Report does not constitute solicitation material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this report by reference therein.

Director Compensation

        The following table presents information relating to total compensation of our directors for the year ended December 31, 2012. The following table does not present information for Rolla P. Huff, our Chairman, Chief Executive Officer and President, who did not receive additional compensation as a director and whose compensation is included in the Summary Compensation Table elsewhere in this Proxy Statement.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)		Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Susan D. Bowick	$90,000	$130,000	(3)	—	—	—	—	$220,000
Marce Fuller	100,000	130,000	(3)	—	—	—	—	230,000
David A. Koretz	70,000	130,000	(3)	—	—	—	—	200,000
Garry K. McGuire	70,000	130,000	(3)	—	—	—	—	200,000
Thomas E. Wheeler	70,000	130,000	(3)	—	—	—	—	200,000
M. Wayne Wisehart	90,000	130,000	(3)	—	—	—	—	220,000

(1)
Compensation for stock awards represents the aggregate grant date fair value of the stock award, computed based on the number of stock awards granted and the closing stock price of EarthLink Common Stock on the date of grant. Assumptions used in the calculation of these award amounts are included in Note 12 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 and incorporated by reference into this Proxy Statement. The aggregate number of stock awards outstanding as of December 31, 2012, were as follows: Ms. Bowick, 16,491, Ms. Fuller, 16,491, Mr. Koretz, 16,491, Mr. McGuire, 16,491, Mr. Wheeler, 16,491 and Mr. Wisehart, 16,491.

(2)
The aggregate number of option awards outstanding as of December 31, 2012, were as follows: Ms. Bowick, 0, Ms. Fuller, 37,500, Mr. Koretz, 0, Mr. McGuire, 0, Mr. Wheeler, 37,500 and Mr. Wisehart, 0.

(3)
Pursuant to the EarthLink, Inc. Board of Directors Compensation Plan, on May 2, 2012 and July 17, 2012, we granted restricted stock units valued at $80,000 and $50,000, respectively, to each independent director serving on our Board of Directors on those dates. The number of restricted stock units granted to each of these directors on these dates was 9,547 and 6,944, respectively, which were based on the closing price of EarthLink Common Stock on the grant dates. The restricted stock units vest and become exercisable one year from the date of grant.

        During 2012, each independent director received an annual cash retainer of $70,000 for serving on the Board of Directors, which was paid following the annual stockholder meeting in May 2012. We paid our Lead Director an additional annual cash retainer of $20,000. We paid the Chairperson of the Audit Committee and the Chairperson of the Leadership and Compensation Committee an additional annual cash retainer of $20,000 for serving in such capacity. We paid the Chairperson of the Corporate Governance and Nominating Committee an additional annual cash retainer of $10,000 for serving in such capacity.

        During 2012, we reimbursed directors for the expenses they incurred in attending meetings of the Board of Directors or committees thereof.

        Under the Board of Directors Compensation Plan effective July 2012, each independent director receives a grant of restricted stock units once each year covering stock valued at $130,000 at the time of the grant. The grants are to be made on the first business day immediately following the annual stockholder meeting in May. The restricted stock units vest after one year or upon an earlier change in control, and upon vesting the director will receive shares of Common Stock.

        Our Chief Executive Officer and President does not receive additional compensation for serving as a director or Chairman of the Board.

        We pay program fees and associated travel expenses for each director to participate in relevant director education programs.

        We do not pay additional compensation to directors who are not independent for their service as directors but do reimburse such directors for expenses incurred in attending meetings of the Board of Directors and its committees.

        The Leadership and Compensation Committee periodically considers our Board of Directors compensation policy with a primary objective of matching compensation levels to the relative demands associated with serving on the Board of Directors and its various committees. The Leadership and Compensation Committee also periodically reviews the compensation policies of other public company boards of directors by reviewing market surveys of director compensation data prepared by third party consulting firms, including a survey of technology companies. Following the review conducted in July 2012, the Leadership and Compensation Committee determined to increase the value of the annual grant of restricted stock units for each director from $80,000 to $130,000. The Leadership and Compensation Committee did not increase directors' cash compensation.

AUDIT COMMITTEE REPORT

        Pursuant to SEC rules for proxy statements, the Audit Committee of the Board of Directors has prepared the following Audit Committee Report. The Audit Committee intends that this report clearly describe our current audit program, including the underlying philosophy and activities of the Audit Committee.

General

        The primary function of the Audit Committee of the Board of Directors is to assist the Board of Directors in fulfilling its oversight responsibilities by overseeing: (a) our accounting and financial reporting processes; (b) the integrity of our financial reports provided by us to any governmental body or the public; (c) our systems of internal auditing and controls; (d) our finance, auditing, accounting, legal and financial reporting compliance as established by us; and (e) maintenance of an effective and efficient audit of our annual financial statements by a qualified and independent auditor. The Audit Committee operates under a written charter. The charter is available on our website as described earlier in this Proxy Statement. The Audit Committee also determined that the charter adequately and effectively defines the duties and responsibilities of the Audit Committee. Consistent with this function, the Audit Committee encourages continuous improvement of, and fosters adherence to, our policies, procedures and practices at all levels. The Audit Committee is accountable and responsible to the full Board of Directors. The Audit Committee's primary duties and responsibilities are to:

  •
  Serve as an independent and objective party to monitor our financial reporting process and internal control systems and the financial reporting process of our subsidiary ITC^DeltaCom for so long as it is an SEC reporting company;

  •
  Review and appraise the audit efforts of our independent registered public accounting firm and internal auditors; and

  •
  Provide open channels of communication among our independent registered public accounting firm, financial and senior management, the internal auditors and the Board of Directors.

Composition and Qualifications of Audit Committee

        The Audit Committee presently consists of Mr. Wisehart (Chairperson), Ms. Fuller, Mr. Koretz and Mr. McGuire. Each member of the Audit Committee is independent, financially literate and is free from any relationship that, in the judgment of the Board of Directors, would interfere with the exercise of independent judgment as a member of the Audit Committee. The Board of Directors has determined that Messrs. McGuire and Wisehart are audit committee financial experts, as defined by SEC regulations. The Audit Committee is, and will continue to be, composed of members that meet the independence, knowledge and experience requirements of Nasdaq as set forth in the Nasdaq Listing Rules for Nasdaq-listed companies.

Election and Meetings

        The Board of Directors annually elects the members of the Audit Committee to serve for a term of one year or other length of term, in the discretion of the Board of Directors, and shall otherwise serve until their successors are duly elected and qualified. Each member of the Audit Committee serves at the pleasure and discretion of the Board of Directors and may be replaced or removed by the Board of Directors at any time and from time to time in its discretion. At the time of each annual election of the Audit Committee members, or at other times in the discretion of the Audit Committee or the Board of Directors, the Audit Committee designates one member of the Audit Committee to be its Chairperson; in the absence of such designation, the Board of Directors designates the Chairperson.

        The Audit Committee meets at least quarterly. The Audit Committee met 14 times during 2012. The Audit Committee meets at least annually with representatives from our executive management and independent registered public accounting firm in separate sessions to discuss any matters that the Audit Committee or either of these groups believes should be discussed. In addition, the Audit Committee or its Chairperson meets with representatives of the independent registered public accounting firm and our management at least quarterly to review our quarterly financial statements consistent with the provisions of Statement of Auditing Standards No. 114 (Codification of Statements on Auditing Standards, AU Sect. 380).

Responsibilities and Duties

        To fulfill its responsibilities and duties, the Audit Committee performed the following during the year ended December 31, 2012:

  Documents/Reports Review

          1.     Reviewed and discussed our annual financial statements, management's report on internal control over financial reporting and all certifications, reports, opinions or reviews rendered by our independent registered public accounting firm.

          2.     Discussed with our financial management and representatives of the independent registered public accounting firm, prior to filing with the SEC, audited and unaudited financial statements and certain other disclosures to be included in our and ITC^DeltaCom's Quarterly Reports on Form 10-Q, Annual Report on Form 10-K and other reports that contain financial information. Management has represented to the Audit Committee that our financial statements were prepared in accordance with U.S. generally accepted accounting principles.

          3.     Prepared the Audit Committee Report included in our annual proxy statement.

  Independent Registered Public Accounting Firm

          4.     Recommended to the Board of Directors the selection of Ernst & Young LLP as our independent registered public accounting firm for 2012. The Audit Committee evaluates the performance of the independent registered public accounting firm. The Audit Committee has discussed with representatives of the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 16, Communications with Audit Committees, which superseded the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. These discussions included the scope of the independent registered public accounting firm's responsibilities; significant accounting adjustments; any disagreements with management; the quality, not just the acceptability, of accounting principles; reasonableness of significant judgments; and the clarity of disclosures in the financial statements. In addition, the Audit Committee has received the written disclosures and the letter from Ernst & Young LLP relating to the independence of that firm as required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence), and has discussed with Ernst & Young LLP that firm's independence with respect to us.

          5.     Approved all fees and other compensation paid to Ernst & Young LLP. Monitored compliance with pre-approval policies and procedures, and otherwise pre-approved all non-audit engagements of Ernst & Young LLP.

          6.     Periodically consulted with representatives of the independent registered public accounting firm out of the presence of our management regarding internal controls and the fullness and accuracy of our financial statements.

  Financial Reporting Process

          7.     Reviewed the integrity of our financial reporting process, both internal and external, in consultation with representatives of the independent registered public accounting firm and our internal financial and accounting personnel.

          8.     Considered any significant judgments made in management's preparation of our financial statements and management's view of each as to the appropriateness of such judgments.

          9.     Considered the independent registered public accounting firm's judgments about the quality and appropriateness of our accounting principles as applied to its financial reporting.

          10.   Reviewed the description of critical accounting policies in our and ITC^DeltaCom's Annual Reports on Form 10-K.

  Internal Controls; Legal Compliance/Risk Management; General

          11.   Approved management's engagement of a third-party consulting firm to support our internal audit function.

          12.   Discussed with management, the internal auditors, the third-party consulting firm and the independent registered public accounting firm the quality and adequacy of our internal controls and internal audit functions, organization, responsibilities, budget and staffing.

          13.   Reviewed, with our internal and outside legal counsel, legal compliance matters, including corporate securities trading policies, and legal matters that could have a significant impact on our financial statements.

          14.   Oversaw the receipt of internal complaints with respect to ethical and accounting matters.

          15.   Reviewed and discussed with management, our major financial and operating risks and exposures, including risks and exposures related to the integration process for acquired companies, and the steps management has taken to monitor and control such risks and exposures, including our risk assessment and risk management policies.

          16.   Reviewed and discussed with management information technology matters, including cyber security risks and controls.

  Section 404 of the Sarbanes-Oxley Act of 2002

          17.   Reviewed the report of management regarding the effectiveness of our internal control over financial reporting contained in our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC, as well as Ernst & Young LLP's Report of Independent Registered Public Accounting Firm included in our Annual Report on Form 10-K related to its audit of the effectiveness of internal control over financial reporting. During the year ended December 31, 2012, management updated the documentation and performed testing and evaluation of our internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. In this regard, the Audit Committee received periodic updates provided by management, the internal auditors, the third-party consulting firm and the independent registered public accounting firm at each regularly scheduled Audit Committee meeting.

        Based on the Audit Committee's discussions with management and Ernst & Young LLP and the Audit Committee's review of the representation of management and report of Ernst & Young LLP to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements and management's report on internal control over financial reporting in our Annual Report on Form 10-K for the year ended December 31, 2012 and to include the audited consolidated financial statements in ITC^DeltaCom's Annual Report on Form 10-K for the year ended December 31, 2012.

                Submitted by: Audit Committee
                M. Wayne Wisehart (Chairperson)
                Marce Fuller
                David A. Koretz
                Garry K. McGuire

        The Audit Committee Report does not constitute solicitation material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this report by reference therein.

 EXECUTIVE OFFICERS

        Our executive officers serve at the discretion of the Board of Directors, and serve until they resign, are removed or are otherwise disqualified to serve, or until their successors are elected and qualified. Our executive officers presently include: Rolla P. Huff, Kevin F. Brand, Samuel R. DeSimone, Jr., Bradley A. Ferguson, Brian P. Fink, Stacie S. Hagan, James P. O'Brien, Robert L. Scott and Michael D. Toplisek. The following sets forth biographical information for our executive officers who are not directors. Biographical information for Rolla P. Huff, who is also a director, is provided in the section entitled "Proposal 1—Election of Directors—Directors Standing for Election" of this Proxy Statement.

Kevin F. Brand—Executive Vice President, Customer Delivery and Care

Age: 54

        Mr. Brand has served as our Executive Vice President, Customer Delivery and Care since November 2010. Mr. Brand joined us in June 2001 and served as Vice President, Network Operations and Vice President, Products prior to his current role. Mr. Brand was Executive Vice President of Operations at CAIS Internet from November 1999 through January 2001. From June 1980 through November 1999, Mr. Brand worked in a variety of management positions at AT&T, AT&T Paradyne and AT&T Bell Laboratories in operations, customer support, product management, marketing and technical areas.

Samuel R. DeSimone, Jr.—Executive Vice President, General Counsel and Secretary

Age: 53

        Mr. DeSimone has served as our Executive Vice President, General Counsel and Secretary since February 2000. Prior to that, Mr. DeSimone served in such capacities at MindSpring Enterprises Inc. since November 1998 prior to its merger with EarthLink Network, Inc. in February 2000. From September 1995 to August 1998, Mr. DeSimone served as Vice President of Corporate Development with Merix Corporation, a printed circuit board manufacturer. From June 1990 to August 1995, he was an associate attorney and a partner with Lane Powell Spears Lubersky of Portland, Oregon.

Bradley A. Ferguson—Executive Vice President, Chief Financial Officer

Age: 42

        Mr. Ferguson has served as our Executive Vice President, Chief Financial Officer since August 2009. He also serves as our Principal Accounting Officer. From September 2005 to August 2009, Mr. Ferguson served as our Vice President, Controller. From September 2002 to September 2005, Mr. Ferguson served as our Vice President—Commercial Finance. Mr. Ferguson has been an officer of our Company since the merger of EarthLink Network, Inc. and MindSpring Enterprises, Inc. in February 2000 and was an officer of MindSpring Enterprises, Inc. prior to that time. Prior to joining MindSpring, Mr. Ferguson was a member of the audit practice at Arthur Andersen LLP.

Brian P. Fink—Executive Vice President, Chief Technology Officer

Age: 50

        Mr. Fink has served as our Executive Vice President, Chief Technology Officer since January 2012. Previously he was our Executive Vice President, Managed Services since July 2011 and was our Senior Vice President, Strategic Planning and Program Delivery from January 2011 to July 2011. From May 2009 to January 2011, Mr. Fink served as the Managing Partner of IntegraTouch, LLC, a company he founded which operates as a development, operations and integration solutions company; from December 2002 to May 2007, he served IntegraTouch, LLC as Chief Executive Officer, Managing Partner and member of the Board of Directors. From May 2007 to May 2009 Mr. Fink served as Executive Vice President and Chief

Information Officer of One Communications, a regional telecommunications provider. From 1994 to 2002, Mr. Fink served in officer positions, including Senior Vice President of Product and Systems, with Global Crossing / Frontier Communications, an IP solutions provider. Prior to 1994, Mr. Fink held the Chief Information Officer position for a regional telecommunications company, Schneider Communications, and development and strategic planning roles for AT&T Bell Labs. Mr. Fink continues to serve as a member of the Board of Directors at IntegraTouch, LLC. Previously, he served as a member of the Board of Directors of Worldgate Communications, Inc.

Stacie S. Hagan—Executive Vice President, People and Corporate Processes

Age: 46

        Ms. Hagan has served as our Executive Vice President, People and Corporate Processes since July 2012. Previously she was our Executive Vice President, Chief People Officer since March 2007. Ms. Hagan joined us in September 2002 and has served in several capacities, including Vice President, Human Resources. Prior to joining us, Ms. Hagan served as President/Principal at SynerChange International, Inc. from 1993 until 2002.

James P. O'Brien—Executive Vice President, Infrastructure Engineering and Operations

Age: 49

        Mr. O'Brien has served as our Executive Vice President, Infrastructure Engineering and Operations since July 2012. Previously he was our Executive Vice President, Network Services and Customer Operations since December 2010 following our acquisition of ITC^DeltaCom. Previously, Mr. O'Brien served as Executive Vice President, Operations of ITC^DeltaCom since March 2005. He served as Senior Vice President for Engineering and Operations at ICG Communications, Inc. from December 1999 to March 2005. Prior to joining ICG Communications, Inc., Mr. O'Brien held positions at ICG/AT&T and The Associated Press.

Robert L. Scott—Chief Information Officer

Age: 50

        Mr. Scott has served as our Chief Information Officer since April 2008. From August 2003 to April 2008, Mr. Scott served as Chief Information Officer of BT Global Financial Services (Radianz), a connectivity services provider. Mr. Scott has held officer level positions as Chief Information Officer and Chief Technology Officer at MPower Communications and Logix Communications, respectively.

Michael D. Toplisek—Executive Vice President, Sales and Marketing

Age: 43

        Mr. Toplisek has served as our Executive Vice President, Sales and Marketing since January 2012. Previously he was our Executive Vice President, Products and Marketing from August 2012 to January 2013 and our Executive Vice President, IT Services from May 2012 to August 2012. From February 2011 until May 2012, Mr. Toplisek served as Chief Marketing Officer of XO Communications. Prior to this he served as President of Concentric Cloud Solutions, LLC, an XO Communications company and a communications service provider, from February 2009 until February 2011. From December 2006 until January 2009, Mr. Toplisek served as Senior Vice President Global Enterprise and Collaboration at Global Crossing Limited, a telecommunications company, and served in other leadership positions at Global Crossing from January 1997 until December 2006. Prior to joining Global Crossing, Mr. Toplisek held positions at Frontier Communications and MCI Telecommunications.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own beneficially more than 10% of our Common Stock to file reports of ownership and changes in ownership of such stock with the SEC. These persons are also required by SEC regulations to furnish us with copies of all such forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis during the year ended December 31, 2012, except that one Form 4 was filed late for Mr. Wheeler.

BENEFICIAL OWNERSHIP OF COMMON STOCK

        The following table sets forth information concerning the beneficial ownership of our issued and outstanding Common Stock by (i) those persons known by management to own beneficially more than 5% of our issued and outstanding Common Stock, (ii) our directors, (iii) the executive officers identified as "Named Executive Officers" in the Summary Compensation Table on page 37 of this Proxy Statement, and (iv) all of our directors and officers as a group. Except as otherwise indicated in the footnotes below, such information is provided as of February 15, 2013. According to SEC rules, a person is the "beneficial owner" of securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of an option, warrant or right, the conversion of a security or otherwise.

Name and Address of Beneficial Owners(1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class(3)
Susan D. Bowick	39,878		*
Bradley A. Ferguson	216,546	(4)	*
Brian P. Fink	30,104	(5)	*
Marce Fuller	96,166	(6)	*
Rolla P. Huff	1,071,312	(7)	1.0%
David A. Koretz	40,445		*
Garry K. McGuire	10,458		*
Cardi M. Prinzi	—		*
Mae H. Squier	8,080		*
Joseph M. Wetzel	450,662	(8)	*
Thomas E. Wheeler	109,289	(9)	*
M. Wayne Wisehart	37,459		*
Dimensional Fund Advisors LP	7,795,037	(10)	7.6%
Artisan Partners Holdings LP	7,201,340	(11)	7.0%
Sterling Capital Management LLC	6,968,188	(12)	6.8%
Renaissance Technologies LLC	6,812,139	(13)	6.6%
BlackRock, Inc.	5,868,476	(14)	5.7%
The Vanguard Group	5,710,888	(15)	5.5%
All directors and executive officers as a group (17 persons)	2,701,561	(16)	2.6%

*
Represents beneficial ownership of less than 1.0% of our Common Stock.

(1)
Except as otherwise indicated by footnote below or in any applicable Schedule 13D, Schedule 13G or Form 13F, (i) the named person has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned, and (ii) the address of the named person is that of EarthLink.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC based on factors such as voting and investment power with respect to shares of Common Stock.

(3)
Calculated based on 102,937,243 shares of Common Stock outstanding as of February 15, 2013.

(4)
Includes options to purchase 62,281 shares of Common Stock.

(5)
Includes options to purchase 22,865 shares of Common Stock.

(6)
Includes options to purchase 37,500 shares of Common Stock.

(7)
Includes options to purchase 440,548 shares of Common Stock.

(8)
Includes options to purchase 172,104 shares of Common Stock.

(9)
Includes options to purchase 37,500 shares of Common Stock.

(10)
Represents beneficial ownership as of December 31, 2012, according to the Schedule 13G filed by Dimensional Fund Advisors LP on February 11, 2013. The address for the Dimensional Fund Advisors LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746.

(11)
Represents beneficial ownership as of December 31, 2012, according to the Schedule 13G filed by Artisan Partners Holdings LP ("Artisan Holdings") on February 6, 2013. Artisan Holdings, Artisan Investment Corporation, Artisan Partners Limited Partnership, Artisan Investments GP LLC, ZFIC, Inc., Andrew A. Ziegler and Carlene M. Ziegler (collectively, the "Artisan Entities") are each deemed to beneficially own 7,201,340 shares of Common Stock and each have shared voting power over 6,812,840 shares and shared dispositive power over 7,201,340 shares. The address for the Artisan Entities is 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202.

(12)
Represents beneficial ownership as of December 31, 2012, according to the Schedule 13G filed by Sterling Capital Management LLC on February 1, 2013. The address for Sterling Capital Management LLC is Two Morrocroft Centre, 4064 Colony Road, Suite 300, Charlotte, NC 28211.

(13)
Represents beneficial ownership as of December 31, 2012, according to the Schedule 13G filed by Renaissance Technologies LLC ("Renaissance Technologies") and Renaissance Technologies Holdings Corporation ("Renaissance Holdings") on February 12, 2013. Renaissance Technologies has sole voting power over 6,449,764 of these shares, sole dispositive power over 6,569,614 of these shares and shared dispositive power over 242,525 of these shares. Renaissance Holdings has sole voting power over 6,449,764 of these shares, sole dispositive power over 6,569,614 of these shares and shared dispositive power over 242,525 of these shares. The address for Renaissance Technologies and Renaissance Holdings is 800 Third Avenue, New York, NY 10022.

(14)
Represents beneficial ownership as of December 31, 2012, according to the Schedule 13G filed by BlackRock, Inc. on February 8, 2013. The address for BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(15)
Represents beneficial ownership as of December 31, 2012, according to the Schedule 13G filed by The Vanguard Group on February 12, 2013. The address for The Vanguard Group is 10 Vanguard Blvd., Malvern, PA 19355.

(16)
Includes options to purchase an aggregate of 1,047,048 shares of Common Stock.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

  Guiding Philosophy

        Our primary executive compensation goals have been to:

  •
  offer competitive compensation to attract and retain talented executives;

  •
  tie annual cash incentives to achievement of performance objectives that tie directly to our strategic and operational goals; and

  •
  align executives' interests with long-term stockholder value creation.

        To achieve these goals, we have historically used a "Total Rewards" approach establishing a compensation package of separate, but integrated components, including: base salary, short-term annual cash incentives (or STI), long-term compensation incentives (or LTI) and health and welfare and other benefits. Using this Total Rewards approach allows us to create leverage from a combination of incentives with the objective of serving in the aggregate to drive behaviors that build stockholder value. This "Compensation Discussion and Analysis" describes the executive compensation programs we have implemented in recent periods in order to advance our business strategy at the time, with an emphasis on our 2012 executive compensation and business strategy.

  Overview

        2011 was a transition year for us and we began to redesign our executive compensation programs accordingly. In 2011, our business strategy reflected our new focus on becoming a communications and IT services provider resulting from the acquisitions of ITC^DeltaCom, One Communications and several smaller companies, while we continued to emphasize maximizing cash flows in our consumer service segment.

        In 2012, we continued our transition into an IT services provider and further refined our compensation strategy in light of the changes in our business strategy. Our 2012 short-term incentive plan included performance objectives, 50% of which continued to be tied to Adjusted EBITDA ("Adjusted EBITDA" refers to net income before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, impairment of goodwill and intangible assets, and restructuring, acquisition and integration-related costs) and 50% to total company revenue. The equal weight assigned to these performance targets in the 2012 plan reflect the increasing emphasis on revenue that is in keeping with the new business services strategy. Our annual equity award program included restricted stock units ("RSUs") containing performance-based vesting provisions and stock option grants.

  2012 Business Highlights

        During 2012, from a product development perspective, we made progress in our transformation into being a nationwide provider of IT services for the mid-market business customer. Our financial strength also permitted us to make significant investments in the IT services market which we are convinced is the right opportunity to be pursuing, although the pace of improvement in our direct sales channel continued to be slower than we expected. We also made significant progress in achieving integration objectives and operational efficiencies while generating significant cash. We generated approximately $280.0 million in Adjusted EBITDA for 2012. In addition, we generated approximately $132.7 million of Unlevered Free Cash Flow and returned to shareholders approximately $46.5 million through dividends and share repurchases. ("Unlevered Free Cash Flow" refers to Adjusted EBITDA less cash used for purchases of property and equipment). (See Annex A for a reconciliation of Adjusted EBITDA and Unlevered Free Cash Flow to the most comparable measures reported in accordance with U.S. generally accepted accounting principles.)

  Compensation Practices and Policies

        The Leadership and Compensation Committee (the "Committee") engages in an ongoing review of our executive compensation programs to ensure they support our compensation philosophy and objectives. In connection with this ongoing review, the Committee continues to implement and maintain best practices for executive compensation. These best practices include the following, each of which reinforces our compensation philosophy:

  •
  Stock ownership guidelines—We have meaningful stock ownership guidelines for Named Executive Officers and each of our Named Executive Officers has exceeded these requirements.

  •
  Benchmark process—The Committee reviews the external marketplace in order to set market-based pay levels and consider best practices when making compensation decisions.

  •
  Independent compensation consultation—The Committee retains and consults an independent compensation consultant. In February 2013 the Committee determined that the work performed for the Committee by Frederic Cook did not raise any conflict of interest (as described on page 7 of this Proxy Statement).

  •
  Compensation recoupment policy—We may seek the reimbursement of improperly awarded incentive compensation in the event the Company restates its financial statements.

  •
  Prohibition on hedging and pledging transactions—We prohibit executive officers, directors and employees from engaging in transactions involving Company securities that hedge or offset any decreases in the market value of such securities, including put or call options, pledges, any other form of hedging transactions, margin purchases of Company stock or short sales. We also prohibit pledging of our Common Stock to secure loans.

  •
  No tax gross-ups—We do not pay tax gross-ups for payments relating to a change in control or with respect to perquisites.

  •
  Executive perquisites—We provide only limited executive perquisites.

  •
  Employment agreements—We have only one employment agreement which is with our Chief Executive Officer.

  Say-on-Pay Consideration

        We held our annual "say on pay" vote on our executive compensation policies at our 2012 Annual Meeting of Stockholders in May 2012. Over 92% of the shares cast on the proposal at the Annual Meeting were voted for the non-binding advisory resolution approving the compensation of our Named Executive Officers. Accordingly, the Committee believes that the voting results indicate our stockholders' approval of our Named Executive Officer compensation objectives, program and rationale. Based on the strong stockholder support expressed for our Named Executive Officer compensation program, the Committee applied the same effective principles in structuring executive compensation for 2013.

  Overview of 2012 Executive Compensation Program

        In its 2012 executive compensation program the Committee sought to incentivize the accomplishment of key company objectives as follows:

Key Corporate Objective	Incentive Used
Deliver target cash generation	• 50% 2012 STI tied to Adjusted EBITDA
Realize remaining deal synergies and transform the business from a network-centric product set to network and managed IT services	• 38% 2012 LTI in Performance-Based RSUs earned upon completion of key integration milestones, including development and incorporation of the managed services product capability
Deliver target revenue and begin building business segment revenue growth simultaneous with completing integration objectives	• 50% 2012 STI tied to revenue generation • 12% 2012 LTI in Performance-Based RSUs earned with full year over year business segment organic revenue growth by end of 2014
Manage the business to drive long-term shareholder value	• 50% 2012 LTI in Stock Options to create equity upside aligned with stockholders

        As detailed below, the Committee believes total direct compensation for our Named Executive Officers, both on a targeted and actual basis, was reasonable and within the range of compensation offered by comparison companies and reflected our solid financial performance in 2012 and our significant progress in transforming our company into an IT services provider. The Committee also believes the 2012 compensation design was effective in providing for meaningful rewards for achieving business objectives that our Board of Directors believes will lead to future overall shareholder value creation and by limiting compensation when performance objectives were not fully achieved in the established time periods.

  Determining Compensation

        Leadership and Compensation Committee.    Our Leadership and Compensation Committee of the Board of Directors currently consists of Ms. Bowick (Chairperson), Mr. McGuire, Mr. Wheeler and Mr. Wisehart. While the Committee's charter does not specify qualifications required for Committee members, Ms. Bowick is a former executive officer of human resources at a large technology company and is currently the compensation committee chairperson for another public company's board of directors. Mr. McGuire and Mr. Wisehart have been members of other public company boards of directors and are former chief financial officers of public companies. Mr. Wheeler has been a member of other public company boards of directors and is a managing director of a venture capital fund which has ownership positions in numerous technology companies. Mr. McGuire and Mr. Wisehart are also members of the Audit Committee, which not only permits direct continuity between these two committees but also facilitates the Committee's review of whether our compensation programs pose any material risks for the Company.

        The Committee uses Frederic Cook as its independent compensation consultant. The role of the consultant is to provide advice and counsel. In 2012, the consultant performed work at the direction and under the supervision of the Committee, and the Committee does not delegate authority to consultants or to other parties. The Committee confers with its outside consultant without management present to discuss Chief Executive Officer compensation. The Committee's consultant at times works directly with management on behalf of the Committee, but under direction and approval of the Committee. The Committee's consultant provides no other services to the Company.

        The table below outlines the roles and responsibilities related to executive compensation:

Leadership and Compensation Committee	• Designs, evaluates and approves our executive compensation plans, policies and programs
• Establishes the cash and short-term incentive compensation for our executive officers
• Determines the compensation programs for the members of our Board of Directors and its committees
• Administers our equity-based compensation plans
• Reviews whether the work performed for the Committee by Frederic Cook raises any conflict of interest
• Conducts a review of our management personnel and conducts management succession planning at least annually
• Reviews and evaluates the goals and objectives relevant to the compensation of our Chief Executive Officer annually
• Evaluates the performance of our Chief Executive Officer in light of his goals and objectives annually
Independent Board Members	• Provides final review of our Chief Executive Officer's compensation
Frederic Cook (Independent Consultant to the Committee)	• Participates in substantially all Committee meetings
• Reviews materials in advance, and provides to the Committee additional information on market trends

•

Provides advice, research and analytical services on a variety of subjects, including compensation of our Named Executive Officers, nonemployee director compensation, employment agreements, change in control and severance plans and adoption of stock ownership guidelines as well as general executive compensation trends

Chief Executive Officer	• Proposes compensation for our other executive officers
• Works with the Committee to determine the business performance targets in our bonus plans
• Attends Committee meetings, except for executive sessions related to his compensation

•

Our Chief Executive Officer does not make recommendations to the Committee regarding his annual base salary, his equity compensation awards or other long-term incentives or his annual bonus plan target payment and does not participate in Committee meetings when his compensation is discussed

Other Members of Management

•

Our Executive Vice President, People and Corporate Processes together with the Committee's external consultant prepare materials for the Committee using market data from both broad-based and targeted national compensation surveys

        In determining compensation, the Committee generally takes into account our business strategy, internal pay equity, external market competitiveness in light of general economic trends, and individual and business performance.

        Competitive Market Information.    To ensure that our compensation programs are competitive, the Committee in 2012 compared our compensation practices to the competitive market using published proxy and survey data. For 2012, the Committee referred to a comparison group that reflects our shift in business strategy to an IT services company. The companies included in this group were as follows:

AboveNet, Inc.	Ntelos Holdings Corp.
AOL Inc.	Paetec Holding Corp.
Cbeyond, Inc.	Premiere Global Services, Inc
Cincinnati Bell Inc.	Rackspace Hosting, Inc.
Equinix Inc.	TW Telecom Inc.
FairPoint Communications, Inc.	Vonage Holdings Corp.
Frontier Communications Corp.	Windstream Corp.
Level 3 Communications, Inc.

        The Committee also continued to use established data bases as a "check and balance" for the comparison group. These databases were Equilar's Executive Insight Database of telecom companies with annual revenue of $1 billion to $3 billion, the Radford Global Technology Executive Survey of companies with annual revenue of $1 billion to $3 billion, and the Towers Watson 2011 CDB General Industry Executive Compensation Survey—U.S. of telecom companies with approximately $1 billion in annual revenues (which was used by the Committee for the first time in 2011). The Committee reviewed these databases because they contain a sufficient number of comparator companies to provide reliable benchmarks for each of our executive positions.

        The Committee used data from these sources to evaluate base salary, target annual incentive levels and total direct compensation for our Named Executive Officers. Management provided the Committee with comparisons for base salary, total annual cash compensation (base salary plus annual incentives at both target incentive levels and actual performance-based incentive levels) and total direct compensation (base salary, annual incentives and long-term incentives).

        Based on the information available to the Committee for the comparison group and the established data bases prior to establishing base salaries and annual incentives for 2012, average total cash compensation for the Named Executive Officers was 94% of the market median. The average total direct compensation for the Named Executive Officers was 95% of the median.

        Executive Performance.    In 2012, the Committee also took into consideration individual performance so that executive compensation reflects past performance as well as future potential and adequately differentiates between executive officers, based on scope and complexity of the executive officer's job position, market comparisons and individual performance.

        The Chief Executive Officer's performance is reviewed annually by the Committee and the Board of Directors prior to considering changes in base salary, short-term incentive payouts and total compensation.

In February 2012, the Committee and the independent directors reviewed the Chief Executive Officer's annual performance in light of Company performance and leadership objectives designated by the Board of Directors as essential to the role of the Company's Chief Executive Officer. In this review the Board of Directors also established Mr. Huff's 2012 performance objectives.

        The compensation policies with respect to our Named Executive Officers in 2012 did not differ materially between these officers, other than that our Chief Executive Officer has an employment agreement (as did our former President and Chief Operating Officer). Other than with respect to the Named Executive Officers' individual performance objectives and equity award performance targets unique for our Chief Technology Officer (described on page 33), our targets and compensation philosophy were consistent across all Named Executive Officers.

  Elements of Executive Compensation

        The elements of executive compensation in 2012 included base salary, short-term incentives, long-term incentives and health and welfare and other benefits. In 2012, the Committee did not allocate specific weight to each of the compensation components, but its intent was to:

  1)
  align total direct compensation (including base salary, annual cash incentives and long-term equity incentives) with our business goals; and

  2)
  design compensation that is competitive with other companies of similar size operating in the technology and telecommunications sectors.

        We evaluated each component of compensation in comparison to our past practice, competitive benchmarks and performance goals.

  Base Salaries

        In February 2012, the Committee reviewed base salaries of our executive officers in relation to the market median of comparison companies. The 2012 total base salaries for our Named Executive Officer group, excluding our Chief Executive Officer, were approximately 96% of the market median described above, with individuals ranging between 81% and 110% of market median. Taking into account the competitive market review, in February 2012 the Committee determined that the 2012 base salaries for the Named Executive Officers would remain unchanged from their respective 2011 base salaries. In May 2012 the Committee increased Ms. Squier's base salary from $300,000 to $350,000 in light of an increase in her responsibilities following the departure of another executive officer.

        In setting Mr. Huff's annual base salary for 2012, the Committee took into account compensation information for chief executive officers within the comparison and survey groups referenced above, Mr. Huff's leadership in our continuing shift in our business strategy, and Mr. Huff's and our performance during 2011. The Committee did not increase Mr. Huff's base salary for 2012, which was 114% of the median for the comparison group. The Committee believes this 2012 base salary is reasonable in light of our performance under Mr. Huff's leadership.

        The following table summarizes the 2012 base salaries for our Named Executive Officers:

Name and Title	2012 Base Salaries
Rolla P. Huff	$825,000
Chairman of the Board, President and Chief Executive Officer
Joseph M. Wetzel	490,700
Former President and Chief Operating Officer
Brian P. Fink.	340,000
Chief Technology Officer
Mae H. Squier.	350,000
Former President-Sales
Bradley A. Ferguson	328,000
Executive Vice President, Chief Financial Officer
Cardi M. Prinzi	300,000
Former Executive Vice President , Marketing

  Short-Term Incentives

        2012 Incentive Plan.    In February 2012 the Committee approved our 2012 annual incentive plan for our executive officers. This plan had two components:

  •
  an incentive payment based upon the achievement of corporate performance objectives where the executive officer could receive a multiple (between 0% and 200%) of 80% of his or her base salary for 2012.

  •
  a separate incentive payment based upon the achievement of individual performance levels where the executive officer could receive a multiple (between 0% and 200%) of 20% of his or her base salary for 2012.

        Summarized in the table below are the applicable corporate performance objectives, weights and the rationale for these objectives.

Performance Measure	Weight	Rationale for Inclusion
Adjusted EBITDA	50%	• Reflects profitability and cash generation to incentivize efficient operations in both consumer and business segments
Total Revenue	50%	• Incentivizes growth of business segment

        Our Named Executive Officers' target incentive opportunity as a percentage of eligible earnings is identified in the table below. Given the competitive market position of the compensation of our Named Executive Officers, the Committee determined to hold target incentive opportunities as a percentage of eligible earnings flat for 2012 for each of the Named Executive Officers, other than Ms. Squier whose target incentive opportunity increased from 55% to 60%.

        In February 2013, the Committee reviewed our actual operating performance for 2012 against the incentive plan goals and approved the blended achievement level of 86.52% of the target incentive potential for the corporate performance objectives. The incentive plan performance targets and achievement are summarized below:

2012 Incentive Plan Performance Targets and Achievement
(dollars in millions)

	50% Payout Threshold	100% Payout Target	200% Payout Maximum	Actual Performance	Achievement
Adjusted EBITDA (50%)	$255	$295	$355	$280	81%
Total Revenue (50%)	$1,307	$1,357	$1,405	$1,349	92%
Total Blended Payout					86.52%

        In February 2013 the Committee also evaluated the extent to which the Named Executive Officers met their individual performance objectives in 2012. In making this evaluation the Committee took into account the recommendation of our Chief Executive Officer as to the performance of the other Named Executive Officers and determined the amount of all Named Executive Officers' related incentive compensation payment. In addition to the Company's performance with respect to the Adjusted EBITDA and revenue targets, the most significant results for each Named Executive Officer's performance in 2012 are set forth below. Additionally, all of our Named Executive Officers' incentive compensation payments were negatively impacted by our failure to achieve Company objectives for 2012 and no Named Executive Officer received an incentive payment percentage based on an individual performance level higher than the blended Company achievement level of 86.52%.

Mr. Huff:

  •
  We made significant progress in our sales system integration plan objectives for 2012, although we did not achieve integration objectives for sales quoting and order management systems.

  •
  While we did not achieve our sales goals, we made significant progress in refining and disclosing the "New EarthLink's" value proposition, competitive positioning and customer value.

  •
  We made progress in aligning our executive officer team with our evolving strategy.

  •
  We made progress in implementing revised sales organizations, processes and metrics.

  •
  We made substantial progress in developing the new product roadmap for the "New EarthLink" and demonstrated growth in these products.

Mr. Wetzel:

  •
  While other sales-related integration objectives were not achieved in 2012, we did implement strategies that resulted in improvements to our sales management and sales commission tools.

  •
  We restructured our IT organization to reflect specialization in IT products, which allowed development of IT services products while other integration objectives remain to be achieved.

Mr. Ferguson:

  •
  We completed financial system integration on schedule to enable improved financial planning.

  •
  We delivered improvements in business metrics reporting and analysis in order to manage our evolving business more effectively.

Mr. Fink:

  •
  We developed a technology roadmap for our products and services that builds upon current products and responds to market demands.

  •
  We developed effective strategies and tactics to drive managed services revenue growth.

  •
  In partnership with marketing, we began to build awareness of our company as a thought-leader and valued partner in IT-related managed services.

Ms. Squier

  •
  While we experienced growth in managed services products, other sales efforts lagged behind our budget.

        In accordance with his severance agreement, Mr. Prinzi's 2012 short-term incentive payment was based 100% on company performance objectives.

        2012 Incentive Payments.    In light of our performance against the Adjusted EBITDA and revenue targets under our 2012 incentive plan, and taking into account the individual performance of each executive, the Committee approved the incentive payments earned under the 2012 incentive plan for the following Named Executive Officers with incentive payments being paid in cash in February 2013.

Name	2012 Target Incentive Opportunity	2012 Annual Incentive Plan Payment
Rolla P. Huff	100%	$669,900
Joseph M. Wetzel	80%	$318,759
Brian P. Fink	60%	$176,460
Mae H. Squier	60%	$162,088
Bradley A. Ferguson	60%	$170,232
Cardi M. Prinzi	55%	$101,029

  Long-Term Incentive Compensation

        Our long-term incentive compensation plan for our executive officers historically has been based on our equity incentive plans. These plans promote ownership of Common Stock, which, in turn, provides a common interest between our stockholders and our executive officers. The Committee's current policy regarding the timing of equity grants provides that generally the Committee will consider a long-term incentive compensation program each year. The Committee will also consider periodic special grants and will consider grants of RSUs or stock options to a newly-hired or newly-promoted executive officer.

        The Committee's objectives for its 2012 long-term incentive compensation program were to utilize a mix of performance-based RSUs and stock options to create strong incentives to grow the business, drive completion of critical integration milestones and align the interests of our executives and stockholders.

        After considering the factors above and a competitive market review of total compensation, in February 2012 the Committee granted 2012 long-term incentive compensation equity awards to the Named Executive Officers as set forth below:

Name	Number of RSUs Granted	Number of Stock Options Granted
Rolla P. Huff	166,445	762,195
Joseph M. Wetzel	50,599	231,707
Brian P. Fink	53,262	91,463
Mae H. Squier	33,289	152,439
Bradley A. Ferguson	27,297	125,000
Cardi M. Prinzi	25,965	118,902

        The performance-based RSUs were designed to promote the realization of remaining deal synergies and the transformation of our business from a network-centric product set to network and managed IT services. Of the RSUs granted to the Named Executive Officers other than Mr. Fink, up to 75% could be earned based on the level of successful completion on established dates during 2012 and 2013 of certain company performance objectives related to building our platform for strategic growth, with full vesting on the third anniversary of the grant date (assuming continued employment) of any RSUs that are earned. The Committee established five performance objectives, with up to 20% of these RSUs to be earned with successful completion of each objective.

Objective 1:	Incorporate acquired managed services assets into our product portfolio and operations with specific initiatives to be accomplished by December 31, 2012.
Objective 2:	Evolve our product suite consistent with our business strategy with specific initiatives to be accomplished by December 31, 2012.
Objective 3:	Continue the Operations Support Systems integration with specific initiatives to be accomplished by December 31, 2012.
Objective 4:	Deliver financial performance reporting and analytics by customer segment, product and geographic region by December 31, 2012.
Objective 5:	Establish a fully operational, consolidated billing platform by December 31, 2013.

        Failure to completely achieve an objective by the established date forfeits the respective portion of the award for which the objective was not achieved. In February 2013, the Committee determined that Objectives 1-4 were achieved in 2012 to the extent permitting the following percentages of RSUs allocable to the Objectives to be earned: Objective 1- 65%; Objective 2 - 85%; Objective 3 - 33%; Objective 4 - 75%, for a blended achievement level of 65%. The following number of RSUs were earned for the Named Executive Officers (other than Mr. Fink) with full vesting on the third anniversary of the grant date (assuming continued employment): Mr. Huff, 64,914; Mr. Wetzel, 19,734; Ms. Squier, 12,983; Mr. Ferguson, 10,646; and Mr. Prinzi, 0.

        The remaining 25% of the RSUs would be earned in February 2015 based on our achieving full year business segment organic growth in 2014 compared to 2013.

        With respect to the RSUs granted to Mr. Fink in 2012, the Committee determined to establish separate performance objectives for Mr. Fink to focus on the managed services products. Mr. Fink's performance objectives for 33,289 of his RSUs related to the growth of managed services product portfolio by December 31, 2012. His performance objective for the other 19,973 of his RSUs is a specified increase in managed services product revenue by December 31, 2014. The Committee determined that the performance objectives with the December 21, 2012 deadline were achieved to the extent permitting all of these 33,289 RSUs to be earned with full vesting on the third anniversary of the grant date (assuming continued employment).

        The stock options granted in February 2012 have an exercise price of $7.51 per share and an exercise period of 10 years and vest ratably over four years.

  Benefits and Other Compensation

        We provide the Chief Executive Officer and his direct reports the opportunity for financial and tax planning services of up to an aggregate of $10,000 per year per person and annual executive physicals up to $2,000 per year per person. In addition, in 2012 we provided our executive officers with the same benefit package available to all of our salaried employees. This package includes:

  •
  Health and dental insurance (portion of costs);

  •
  Basic life insurance;

  •
  Long-term disability insurance; and

  •
  Participation in our 401(k) plan, including Company matching.

        Relocation benefits are also reimbursed under a corporate policy when they occur.

        We previously compensated Mr. Huff and Mr. Wetzel for temporary living expenses. In light of our expanded national footprint following our acquisitions of ITC^DeltaCom, One Communications, STS Telecom and other companies outside of Atlanta, we have contracted for fractional ownership in corporate aircraft that are available for business travel by Mr. Huff (and prior to January 1, 2013, Mr. Wetzel) pursuant to our use of corporate jet policy. We also terminated their temporary living expense arrangement and established a per diem policy for time spent in Atlanta.

  Employment Agreements

        We have had employment agreements with Mr. Huff and Mr. Wetzel since they commenced employment with us in 2007. In addition, in connection with Mr. Wetzel's departure as of December 31, 2012 we entered into an agreement with Mr. Wetzel which sets forth the terms of his departure, which are consistent with his former employment agreement, and provides for the terms of his consulting arrangements with us going forward.

        See "Agreements with our Chief Executive Officer and President and our Former President and Chief Operating Officer" on pages 41 to 42 of this Proxy Statement for a description of the agreements.

  Change in Control and Severance Payments

        Our executive officers are eligible for benefits and payments if employment terminates if there is a change in control or due to position elimination. We believe that we should provide reasonable severance benefits to employees in the event their positions are eliminated. With respect to our Named Executive Officers, these severance benefits should reflect the fact that it may be difficult for executives to find comparable employment within a short period of time. Such arrangements also should disentangle us from the former executive as soon as practicable.

        We have a Change-In-Control Accelerated Vesting and Severance Plan, or CIC Plan, which provides our Named Executive Officers other than Mr. Huff and Mr. Wetzel with change in control protection as described below. We provide Mr. Huff (and Mr. Wetzel prior to January 1, 2013) with change-in-control protections under their employment agreements as described below. We believe that by providing our Named Executive Officers with this change in control protection, we allow our senior management to focus on running our company to maximize long-term stockholder value and mitigate the necessity for management's attention to be diverted toward finding new employment in the event a change in control occurs. We also believe our arrangement facilitates the recruitment of talented executives through the provision of guaranteed protection in the event we are acquired after accepting an employment offer.

  Compensation Recoupment Policy

        The Committee has adopted a Compensation Recoupment Policy as an additional means for the Committee to manage our risk profile. The policy provides that in the event the Board of Directors determines that a significant restatement of our financial results or other Company metrics for any of the three prior fiscal years is required and such restatement is the result of fraud or willful misconduct, the Board has the authority to obtain reimbursement from our executive officers and any employees responsible for the fraud or willful misconduct resulting in the restatement if such individuals would have received less compensation had the results or metrics been properly calculated. In connection with the adoption of this policy, the Committee included in the 2012 annual incentive plan a "clawback" provision that would require a participant to reimburse incentive compensation to us to the extent required by the Compensation Recoupment Policy.

  Stock Ownership Guidelines; Prohibition of Hedging and Pledging

        The Committee has adopted Common Stock Ownership and Retention Guidelines for our directors and executive officers. Our Board of Directors believes that these individuals should own and hold Common Stock to emphasize the link between the directors and the executive officers and the long-term interests of stockholders and to communicate to investors, market analysts and the public that these individuals are tied directly to our long-term success through personal capital investment in our Common Stock. The guidelines require that each director own a minimum number of shares of our Common Stock having a fair market value equal to or exceeding three times the annual cash retainer for directors. The guidelines require that the Chief Executive Officer own a minimum number of shares of our Common Stock having a fair market value equal to or exceeding four times the Chief Executive Officer's base salary and our other executive officers two times their base salaries. "Fair market value" as of any measurement date is calculated as the average of the closing Common Stock price on Nasdaq for the trading days in the 30-calendar-day period immediately prior to such date. Until such time as the director or executive officer reaches his or her stock ownership guideline, such individual will be required to hold 50% of the net shares of Common Stock received upon lapse of the restrictions on restricted stock units and upon exercise of stock options. The Committee will review these stock ownership guidelines periodically and, if changes are deemed appropriate, submit such recommended changes to the Board of Directors for consideration and approval.

        Also, we amended our Insider Trading Policy in January 2012 to expressly prohibit our officers from engaging in hedging transactions. Previously, the Insider Trading Policy had "discouraged" hedging transactions and required pre-clearance from our General Counsel before entering into a hedging transaction. None of our officers had engaged in a hedging transaction. Additionally, in February 2013 we amended our Insider Trading Policy to expressly prohibit our officers from pledging shares of our common stock to secure a loan. Previously the Insider Trading Policy had prohibited use of our common stock in margin loans and permitted pledging common stock otherwise only in limited circumstances preapproved by our General Counsel.

  Limitations on Deductibility of Compensation

        Under Section 162(m) of the Internal Revenue Code, a portion of annual compensation payable to any of our Chief Executive Officer and three other highest paid executive officers (other than our Chief Financial Officer) generally would not be deductible by us for federal income tax purposes to the extent such officer's overall compensation exceeds $1,000,000 for the year. Qualifying performance-based incentive compensation (including performance-based compensation awards under our 2006 and 2011 Equity and Cash Incentive Plans), however, would be excluded for purposes of determining if the executive's compensation exceeded the $1,000,000 cap. The rules and regulations promulgated under Section 162(m) are complicated and subject to change from time to time, sometimes with retroactive effect. There can be no guarantee, therefore, that amounts potentially subject to Section 162(m) limitations will be treated by the Internal Revenue Service as qualified performance-based compensation under Section 162(m) and deductible by us. A number of requirements must be met under Section 162(m) in order for particular compensation to so qualify such that there can be no assurance that qualified performance-based compensation under our 2011 Equity and Cash Incentive Plan will be fully deductible under all circumstances. The Committee addresses this issue when considering compensation arrangements for our executive officers. However, the Committee still believes that it is important that it have the flexibility to offer compensation that may not be deductible because of the Section 162(m) cap if deemed appropriate in attracting and retaining qualified executive officers. In this regard the Committee is aware that certain of the compensation paid to Mr. Huff for 2012 will be non-deductible. In approving this compensation, the Committee considered that the Company has accumulated large net operating loss carry forwards to offset or reduce our future income tax obligations and, therefore, the deduction limitations imposed by Section 162(m) would not significantly impact our financial results at this time.

Leadership and Compensation Committee Report

        The Leadership and Compensation Committee has reviewed and discussed the "Compensation Discussion and Analysis" section of this Proxy Statement with management and, based on such review and discussion, the Leadership and Compensation Committee recommends that it be included in this Proxy Statement.

                  Submitted by: Leadership and Compensation Committee
                  Susan D. Bowick (Chairperson)
                  Garry K. McGuire
                  Thomas E. Wheeler
                  M. Wayne Wisehart

        The Leadership and Compensation Committee Report does not constitute solicitation material and shall not be deemed filed or incorporated by reference into any of our other filings and/or the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this report by reference therein.

Leadership and Compensation Committee Interlocks and Insider Participation

        The Leadership and Compensation Committee currently consists of Ms. Bowick, Mr. McGuire, Mr. Wheeler and Mr. Wisehart. No member of the Leadership and Compensation Committee was an employee of EarthLink during the last fiscal year or an officer of EarthLink in any prior period. There are no Leadership and Compensation Committee interlocks between us and other entities involving our executive officers and members of the Board of Directors who serve as an executive officer or board member of such other entities.

Certain Relationships and Related Transactions

        Our Board of Directors has adopted a written policy that generally provides that we may enter into a related party transaction only if the Audit Committee shall approve or ratify such transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party; the transaction is approved by the disinterested members of the Board of Directors; or the transaction involves compensation approved by our Leadership and Compensation Committee.

        Our Audit Committee Charter provides that the Audit Committee shall approve in advance all transactions between us and any of our affiliates as well as all "related party" transactions required to be disclosed by applicable SEC disclosure rules. For 2012, there were no transactions that were required to be approved by the Audit Committee. In addition, management will routinely notify the Audit Committee of any proposed transaction between us and a company where a member of our Board of Directors serves as an outside director of that company even if this notification is not required by the Audit Committee Charter.

Executive Officer Compensation

Summary Compensation Table

        The following table presents certain information required by the SEC relating to various forms of compensation awarded to, earned by or paid during the years set forth below to persons who served as our Chief Executive Officer and our Chief Financial Officer in 2012, the three other most highly compensated executive officers, other than the Chief Executive Officer and Chief Financial Officer, serving at December 31, 2012, and one additional executive officer who was not serving at December 31, 2012. Such executive officers collectively are referred to as the "Named Executive Officers."

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total(3) ($)
Rolla P. Huff	2012	$825,000	$—		$1,250,002	$1,253,125	$669,900	$—	$26,072	(9)	$4,024,099
Chairman of the Board,	2011	805,288	—		2,160,001	—	814,100	—	284,760	(9)	4,064,149
President and	2010	800,000	1,100,000	(8)	1,194,293	—	1,361,600	—	155,850	(9)	4,611,743
Chief Executive Officer
Joseph M. Wetzel(4)	2012	490,700	—		379,998	380,949	318,759	—	791,541	(10)	2,361,947
Former President and	2011	478,848	—		756,000	—	387,263	—	148,310	(10)	1,770,421
Chief Operating Officer	2010	454,577	415,000	(8)	567,340	—	618,952	—	97,475	(10)	2,153,344
Brian P. Fink(5)	2012	340,000	—		399,998	150,374	176,460	—	10,014	(11)	1,076,846
Chief Technology Officer
Mae H. Squier(6)	2012	332,692	—		250,000	250,625	162,088	—	10,033	(12)	1,005,438
Former President-Sales
Bradley A. Ferguson	2012	328,000	—		205,000	205,513	170,232	—	34,725	(13)	943,469
Executive Vice President,	2011	318,923	38,000		409,500	—	193,395	—	77,111	(13)	1,036,929
Chief Financial Officer	2010	308,462	100,000	(8)	277,692	—	315,001	—	32,585	(13)	1,033,740
Cardi M. Prinzi(7)	2012	213,462	—		194,997	195,487	101,029	—	343,804	(14)	1,048,779
Former Executive Vice President, Marketing

(1)
Compensation for stock awards and option awards represents the aggregate grant date fair value of the award, computed based on the number of awards granted and the fair value of the award on the date of grant. Assumptions used in the calculation of these award amounts are included in Note 12 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 and incorporated by reference into this Proxy Statement.

(2)
Non-equity incentive plan compensation for 2012 represents bonuses earned in 2012 under our 2012 Annual Bonus Plans. For 2012, our bonus plan payouts under those plans for the Named Executive Officers were 86.52% of target for the Named Executive Officers. The 2012 Annual Bonus Plan payments were made in cash in February 2013.

Non-equity incentive plan compensation for 2011 represents bonuses earned in 2011 under our 2011 Annual Bonus Plans. For 2011, our bonus plan payouts under those plans for the Named Executive Officers were a blended 108% of target for the bonus plan for the first six months of 2011 and 95.4% of target for the bonus plan for the second six months of 2011. The 2011 Annual Bonus Plan payments were made in cash in February 2012.

Non-equity incentive plan compensation for 2010 represents bonuses earned in 2010 under our 2010 Annual Bonus Plan. For 2010, our bonus plan payouts under this plan were 170.2% of target for the Named Executive Officers. The 2010 Annual Bonus Plan payments were made in cash in February 2011.

(3)
Salary, bonus and non-equity incentive plan compensation as a percentage of total compensation for each of our Named Executive Officers for 2012 is as follows: Mr. Huff, 37%; Mr. Wetzel, 34%, Mr. Fink, 48%, Ms. Squier 49%, Mr. Ferguson 53% and Mr. Prinzi, 30%.

Salary, bonus and non-equity incentive plan compensation as a percentage of total compensation for each of our Named Executive Officers for 2011 is as follows: Mr. Huff, 40%; Mr. Wetzel, 49%, Mr. Ferguson 53% and Mr. Brand 52%.

  Salary, bonus and non-equity incentive plan compensation as a percentage of total compensation for each of our Named Executive Officers for 2010 is as follows: Mr. Huff, 71%; Mr. Wetzel, 69%; Mr. Ferguson, 70% and Mr. Brand, 73%.

(4)
Mr. Wetzel's last day of employment was December 31, 2012.

(5)
Mr. Fink was not a Named Executive Officer in 2010 and 2011. Summary compensation information for Mr. Fink is only required for 2012.

(6)
Ms. Squier's last day of employment was February 1, 2013. Ms. Squier was not a Named Executive Officer in 2010 or 2011. Summary compensation information is only required for 2012.

(7)
Mr. Prinzi's last day of employment was September 7, 2012. Mr. Prinzi was not a Named Executive Officer in 2010 or 2011. Summary compensation information is only required for 2012.

(8)
Includes bonuses earned in 2010 under our 2009-2010 Retention Incentive Plan. In either December 2010 or January 2011, we made the following 2009-2010 Retention Incentive Plan payments: Mr. Huff, $1,100,000; Mr. Wetzel, $415,000; Mr. Ferguson, $100,000; and Mr. Brand, $90,000.

(9)
For 2012, other compensation consists of $10,000 of financial planning services, $7,500 in matching contributions made to Mr. Huff's account under our 401(k) Plan and $8,572 in dividend-like payments made on stock awards. For 2011, other compensation consists of $10,000 of financial planning services, $7,350 in matching contributions made to Mr. Huff's account under our 401(k) Plan and $267,410 in dividend-like payments made on stock awards. For 2010, other compensation consists of $72,000 for temporary living expenses, $6,000 of financial planning services, $7,350 in matching contributions made to Mr. Huff's account under our 401(k) Plan and $70,500 in dividend-like payments made on stock awards.

(10)
For 2012, other compensation consists of $10,000 of financial planning services, $7,500 in matching contributions made to Mr. Wetzel's account under our 401(k) Plan, $3,000 in dividend-like payments made on stock awards, $18,720 of per diem payments, $736,021 of severance and $16,300 of employer portion of benefit plan. For 2011, other compensation consists of $6,000 of financial planning services, $7,350 in matching contributions made to Mr. Wetzel's account under our 401(k) Plan and $134,960 in dividend-like payments made on stock awards. For 2010, other compensation consists of $48,000 for temporary living expenses, $6,000 of financial planning services, $7,350 in matching contributions made to Mr. Wetzel's account under our 401(k) Plan and $36,125 in dividend-like payments made on stock awards.

(11)
For 2012, other compensation consists of $7,500 in matching contributions made to Mr. Fink's account under our 401(k) Plan and $2,514 in dividend-like payments made on stock awards.

(12)
For 2012, other compensation consists of $7,500 in matching contributions made to Ms. Squier's account under our 401(k) Plan and $2,533 in dividend-like payments made on stock awards.

(13)
For 2012, other compensation consists of $10,000 of financial planning services, $7,500 in matching contributions made to Mr. Ferguson's account under our 401(k) Plan and $17,225 in dividend-like payments made on stock awards. For 2011, other compensation consists of $2,250 of financial planning services, $7,350 in matching contributions made to Mr. Ferguson's account under our 401(k) Plan and $67,511 in dividend-like payments made on stock awards. For 2010, other compensation consists of $1,750 of financial planning services, $7,350 in matching contributions made to Mr. Ferguson's account under our 401(k) Plan and $23,485 in dividend-like payments made on stock awards.

(14)
For 2012, other compensation consists of $7,500 in matching contributions made to Mr. Prinzi's account under our 401(k) Plan, $23,030 in dividend-like payments made on stock awards, $300,000 of severance and $13,274 of employer portion of benefit plan.

 Grants of Plan-Based Awards

        The following table presents information regarding grants of plan-based awards to the Named Executive Officers during the year ended December 31, 2012.

										All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)($)			Estimated Future Payouts Under Equity Incentive Plan Awards(#)			All Other Stock Awards: Number of Shares of Stock of Units (#)			Grant Date Fair Value of Stock and Option Awards(2) ($)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Rolla P. Huff	N/A		$412,500	$825,000	$1,650,000	—	—	—	—	—	$—	$—
	2/16/2012	(3)	—	—	—	—	—	—	166,445	762,195	7.51	2,503,127
Joseph M. Wetzel	N/A		196,280	392,560	785,120	—	—	—	—	—	—	—
	2/16/2012	(3)	—	—	—	—	—	—	50,599	231,707	7.51	760,948
Brian P. Fink	N/A		102,000	204,000	408,000	—	—	—	—	—	—	—
	2/16/2012	(4)	—	—	—	—	—	—	53,262	91,463	7.51	550,372
Mae H. Squier	N/A		99,808	199,615	399,230	—	—	—	—	—	—	—
	2/16/2012	(3)	—	—	—	—	—	—	33,289	152,439	7.51	500,625
Bradley A. Ferguson	N/A		98,400	196,800	393,600	—	—	—	—	—	—	—
	2/16/2012	(3)	—	—	—	—	—	—	27,297	125,000	7.51	410,513
Cardi M. Prinzi	N/A		58,702	117,404	234,808	—	—	—	—	—	—	—
	2/16/2012	(3)	—	—	—	—	—	—	25,965	118,902	7.51	390,484

(1)
Estimated future payouts under non-equity incentive plan awards represents bonuses earned under our 2012 Annual Bonus Plans. For 2012, our bonus plan payouts for our Named Executive Officers under those plans were 86.52% of target for the Named Executive Officers. The following amounts were earned in 2012 under the 2012 Annual Bonus Plans: Mr. Huff, $669,900; Mr. Wetzel, $318,759; Mr. Fink, $176,460, Ms. Squier, $162,088; Mr. Ferguson, $170,232; and Mr. Prinzi, $101,029.

(2)
The grant date fair value for stock awards was based on the closing price of the underlying shares on the date of grant.

(3)
In February 2012, we granted RSUs to our Named Executive Officers. Of the RSUs granted to the Named Executive Officers other than Mr. Fink, up to 75% could be earned based on the level of successful on established dates during 2012 and 2013 of certain company performance objectives related to building our platform for strategic growth, with full vesting on the third anniversary of the grant date (assuming continued employment) of any RSUs that are earned. The remaining up to 25% of the RSUs would be earned in February 2015 based on our achieving full year business segment organic growth in 2014 compared to 2013.

The stock options have an exercise price of $7.51 per share and an exercise period of 10 years and vest ratably over four years.

(4)
With respect to the restricted stock units granted to Mr. Fink in 2012, 33,289 could be earned based on the growth of managed services product portfolio by December 31, 2012. The remaining 19,973 would be earned based on a specified increase in managed services product revenue by December 31, 2014.

 Outstanding Equity Awards at Fiscal Year-End

        The following table presents information concerning the number and value of unexercised options, restricted stock units and incentive plan awards for the Named Executive Officers outstanding as of the end of the year ended December 31, 2012.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Units That Have Not Vested		Value of Units That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested		Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested
Rolla P. Huff	250,000	—	—	$7.31	6/25/2017	85,714	(1)	$553,712	295,016	(5)	$1,905,803
	—	762,195	—	7.51	2/16/2022
Joseph M. Wetzel	56,251	—	—	6.86	8/27/2017	—		—	50,599	(6)	326,870
	115,853	115,854	—	7.51	2/16/2022
Brian P. Fink	—	91,463	—	7.51	2/16/2022	25,143	(2)	162,424	60,977	(7)	393,911
Mae H. Squier	—	152,439	—	7.51	2/16/2022	25,333	(3)	163,651	33,289	(8)	215,047
Bradley A. Ferguson	8,750	—	—	9.01	7/21/2014	16,250	(4)	104,975	51,672	(9)	333,801
	10,000	—	—	9.51	5/4/2015
	10,000	—	—	10.36	9/12/2015
	3,281	—	—	6.90	10/24/2016
	—	125,000		7.51	2/16/2022
Cardi M. Prinzi	—	—	—	—	—	—		—	—		—

(1)
Mr. Huff's restricted stock units vest as follows: 42,857 on each of February 7, 2013 and February 7, 2014.

(2)
Mr. Fink's restricted stock units vest as follows: 12,571 on February 7, 2013 and 12,572 on February 7, 2014.

(3)
Ms. Squier's last day of employment was February 1, 2013. At that time, 6,333 equity awards vested upon execution of her signed waiver and release agreement. The remaining equity awards were forfeited as a result of her termination of employment with the Company.

(4)
Mr. Ferguson's restricted stock units vest as follows: 8,125 on each of February 7, 2013 and February 7, 2014.

(5)
Mr. Huff's restricted equity incentive plan awards vest as follows: (a) 128,571 will vest on February 7, 2014 due to satisfaction of performance objectives; (b) 64,914 will vest on February 16, 2105 due to satisfaction of performance objectives; (c) 66,578 are eligible for vesting on February 16, 2015 if performance criteria are met; and (d) 34,953 were forfeited in February 2013 due to performance objectives not being met.

(6)
Mr. Wetzel's restricted equity incentive plan awards vest as follows: (a) 20,239 are eligible to become vested if Mr. Wetzel renders consulting services; (b) 19,734 vested due to satisfaction of performance objectives; and (c) 10,626 were forfeited in February 2013 due to performance objectives not being met.

(7)
Mr. Fink's restricted equity incentive plan awards vest as follows: (a) 7,715 will vest on February 7, 2014 due to satisfaction of performance objectives; (b) 33,289 will vest on February 16, 2015 due to satisfaction of performance objectives; and (c) 19,973 are eligible for vesting on February 16, 2015 upon approval achievement of performance objectives.

(8)
Upon her termination of employment on February 1, 2013, Ms. Squier became vested in a pro-rated number of equity incentive plan awards to reflect 12 months vesting since the date of grant based on approved achievement of performance objectives, or 4,328 awards.

(9)
Mr. Ferguson's restricted equity incentive plan awards vest as follows: (a) 24,375 will vest on February 7, 2014 due to satisfaction of performance objectives; (b) 10,646 will vest on February 16, 2015 due to satisfaction of performance objectives; (c) 10,919 are eligible for vesting on February 16, 2015 if performance criteria are met; and (d) 5,732 were forfeited in February 2013 due to performance objectives not being met.

Option Exercises and Stock Vested

        The following table presents information concerning the exercise of stock options and the vesting of restricted stock units for the Named Executive Officers during the year ended December 31, 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Rolla P. Huff	—	$—	42,858	$336,864
Joseph M. Wetzel	—	—	90,000	602,400
Brian P. Fink	—	—	12,572	98,816
Mae H. Squier	—	—	12,667	91,202
Bradley A. Ferguson	—	—	28,125	202,063
Cardi M. Prinzi	—	—	46,614	339,708

(1)
The value realized on vesting for stock awards represents the number of shares acquired on vesting multiplied by the closing price of our Common Stock on the vesting date.

Agreements with our Chief Executive Officer and President and our Former President and Chief Operating Officer

        Chief Executive Officer and President.    Our employment agreement with Mr. Huff (which was most recently amended and restated on October 19, 2011) had an initial term which expired on December 31, 2012 and may be terminated on 90 days notice prior to the end of a term. If not terminated prior to the end of a term, the employment agreement renews for an additional year. However, upon a "change in control," the term automatically extends until 24 months following the change in control. Our providing a notice of nonrenewal would permit Mr. Huff to terminate the employment agreement for "good reason." The employment agreement also incorporates into one document all benefits that Mr. Huff would receive upon termination of employment, including upon a change in control, and, as a result, Mr. Huff no longer participates in our CIC Plan. The employment agreement provides for a minimum annual base salary of $825,000 per year and a target bonus opportunity of 100% of his eligible earnings, which will be paid if the bonus criteria, as set by the Leadership and Compensation Committee, for the applicable annual period, are met.

        In addition, if Mr. Huff is terminated for any reason other than for "cause" (as defined in the employment agreement), or Mr. Huff terminates his employment for "good reason" (as defined in the employment agreement), Mr. Huff will receive an amount equal to (i) 200% of the sum of his base salary and his target bonus payment for the year in which the termination occurs less (ii) the amount of his non-compete payment (which is the sum of his base salary and annual target bonus for the year in which the termination of employment occurs). This amount would be payable in a lump sum. Mr. Huff also would receive the non-compete payment. The employment agreement also contains provisions for the treatment of outstanding equity awards that are substantially similar to the provisions in the CIC Plan described below. The employment agreement provides that our no longer being a reporting company with the SEC as a result of a "non-public change in control event" (as defined in the employment agreement) would be deemed to result in a significant diminution of Mr. Huff's position, authority, duties or responsibilities with respect to his ability to terminate his employment for "good reason." If Mr. Huff terminates employment on death or a total disability (as defined in the employment agreement), he will receive an amount equal to his base salary in a lump sum and his target bonus payment for the year in which he dies or is disabled in accordance with the bonus plan.

        The employment agreement restricts Mr. Huff from competing, directly or indirectly, with us or soliciting certain of our employees and officers during the term of the employment agreement and for a period of 18 months following his termination of employment.

        Former President and Chief Operating Officer.    In connection with the departure of our former President and Chief Operating Officer Joseph M. Wetzel effective December 31, 2012, we entered into an agreement with him setting forth the terms of his departure, which are consistent with his former employment agreement (which was most recently amended and restated October 19, 2011). Upon his departure Mr. Wetzel received the following benefits: (i) a severance payment equal to $736,021, (ii) a non-compete payment equal to $588,869, (iii) participation in the 2012 short term bonus plan, (iv) COBRA benefits of $16,300 and (v) equity award accelerated vesting. In addition, the agreement sets forth the terms of a consulting agreement with us that provides Mr. Wetzel will make himself available to perform consulting services through September 30, 2013. We have agreed to pay the following monthly retainer with respect to the projected hours of consulting service:

Quarter	Monthly Retainer	Projected Quarterly Hours of Service
January 1, 2013 – March 31, 2013	$20,000	96
April 1, 2013 – June 30, 2013	$10,000	50
July 1, 2013 – September 30, 2013	$5,000	25

        Mr. Wetzel will receive $500 for each hour of service provided above the projected hours set forth above. The agreement also contains standard non-competition and non-recruitment covenants and provides for a general release.

Potential Payments upon Termination or Change in Control

  Change-In-Control Payments

        Our CIC Plan provides change in control protection as described below.

        The CIC Plan contains two different benefit categories based on the employee's position with EarthLink, one for our executive officers and one for other plan participants. All of our executive officers participate in the CIC Plan other than Mr. Huff who receives change in control benefits under his employment agreement as described above in "Agreements with our Chief Executive Officer and President and our Former President and Chief Operating Officer."

        If at any time within 24 months after a Change in Control occurs, (i) the employment of an executive officer is terminated by EarthLink for any reason other than Cause (as defined in the CIC Plan), disability or death or (ii) an executive officer voluntarily terminates his employment for Good Reason (as defined in the CIC Plan), the executive officer is entitled to receive the following benefits: (a) a lump sum payment equal to 150% of the sum of the executive officer's salary plus bonus target less the amount of a non-compete payment (which is 66 2/3% of the sum of the executive officer's base salary and annual target bonus); (b) the non-compete payment and (c) payment of all amounts payable with respect to the executive officer's elected COBRA coverage (including for spouse and dependents) for 18 months from termination.

        The CIC Plan also provides for equity award accelerated vesting benefits. If an executive officer's stock options are assumed or continued after a Change in Control, all outstanding stock options granted on or before the Change in Control will vest and be exercisable in full, if not already fully vested, on termination of the employee's employment for any reason after the Change in Control occurs; however, if his or her stock options are not assumed or continued after the Change in Control, all outstanding stock options will vest and be exercisable in full contemporaneously with the Change in Control, if not already fully vested. If an executive officer's restricted stock units are assumed or continued after a Change in Control, generally all outstanding restricted stock units granted on or before the Change in Control will vest and be earned and payable in full, if not already fully vested, on termination of the employee's employment for any reason after the Change in Control occurs; however, if his or her restricted stock units are not assumed or continued after the Change in Control, generally all outstanding restricted stock units will vest and be earned and payable in full contemporaneously with the Change in Control, if not already fully vested.

        We have the right to amend the CIC Plan from time to time and may terminate it at any time; provided, however, that for a certain period of time before a Change in Control (as described in the CIC Plan) or after a Change in Control in EarthLink occurs, (i) no amendment may be made that diminishes any employee's rights following such Change in Control and (ii) the CIC Plan may not be terminated.

        For purposes of the CIC Plan, "Change in Control" generally means a transaction pursuant to which any person acquires more than 50% of the voting power of EarthLink or any merger, reorganization or similar event where the owners of the voting stock of EarthLink before the event do not own voting stock representing at least 50% of the voting power of EarthLink or our successor after the event.

        Based upon a hypothetical Change in Control and subsequent termination date of December 31, 2012, the benefits for Mr. Huff under his employment agreement and our other Named Executive Officers under the CIC Plan at such date and who are currently employed by us would be as follows:

Name	Severance	Non-Compete	Stock Options(1)	Restricted Stock Units(2)	COBRA Coverage	Pro-Rata Bonus(3)	Total
Rolla P. Huff	$1,650,000	$1,650,000	$—	$2,459,516	$12,770	$825,000	$6,597,286
Brian P. Fink	510,000	362,685	—	556,335	19,220	204,000	1,652,240
Bradley A. Ferguson	492,000	349,884	—	438,776	19,134	196,800	1,496,594

(1)
The amount of benefit for stock options represents the number of in-the-money options outstanding multiplied by the difference between the exercise price and the closing price per share of our Common Stock on December 31, 2012, or $6.46 per share. As of December 31, 2012, there were no such options outstanding for our Named Executive Officers.

(2)
The amount of benefit for restricted stock units represents the number of outstanding restricted stock units multiplied by the closing price of our Common Stock on December 31, 2012, or $6.46 per share.

(3)
The bonus amounts represent the aggregate target bonus under the 2012 Annual Bonus Plan.

  Severance Plan

        We have a Severance Plan which provides for graduated levels of severance for our executive officers and other employee levels. Eligible executive officers are entitled to the following severance pay and benefits under our Severance Plan: (i) 12 months base salary paid in lump sum, (ii) an amount equal to 12 months of the employer portion of any premium (and the COBRA administrative fee) for coverage of those employees participating in our medical, dental and vision plans, (iii) 12 months, or up to $20,000, of executive-level outplacement services and (iv) for employees given notice that their positions are being eliminated after the first quarter of any calendar year, the pro-rata bonus, if any, otherwise payable under our executive bonus plans. Payments may be delayed to comply with Section 409A of the Internal Revenue Code of 1986, as amended.

        Based upon a hypothetical termination date of December 31, 2012, the benefits for Mr. Huff under his employment agreement and our other Named Executive Officers under the Severance Plan at such date and currently employed by us would be as follows:

Name	Severance	Non-Compete	Restricted Stock Units(1)	COBRA Coverage	Pro-Rata Bonus(2)	Outplacement Services	Total
Rolla P. Huff	$1,650,000	$1,650,000	$2,459,516	$12,770	$825,000	$—	$6,597,286
Brian P. Fink	340,000	—	—	12,813	204,000	20,000	576,813
Bradley A. Ferguson	328,000	—	—	12,756	196,800	20,000	557,556

(1)
The amount of benefit for restricted stock units represents the number of outstanding restricted stock units multiplied by the closing price of our Common Stock on December 31, 2012, or $6.46 per share.

(2)
The bonus amounts represent the aggregate target bonus under the 2012 Annual Bonus Plans.

        With a termination date of December 31, 2012, the benefits for Mr. Wetzel under his employment agreement totaled $2,144,449 and consisted of the following: severance—$736,021; non-compete payment—$588,869; bonus—$318,759; employer portion of benefit plans—$16,300; and accelerated equity vesting—$484,500. Additionally, unvested restricted stock units and stock options continue to vest in accordance with the terms of Mr. Wetzel's separation agreement.

        With a termination date of February 1, 2013, the benefits for Ms. Squier under the Severance Plan totaled $613,544 and consisted of the following: severance—$350,000; bonus—$162,088; employee portion of benefit plan—$8,215; outplacement services—$20,000; and accelerated equity vesting—$73,241.

        With a termination date of September 7, 2012, the benefits for Mr. Prinzi under the Severance Plan totaled $548,971 and consisted of the following: severance—$300,000; bonus—$101,029; employee portion of benefit plan—$13,274; outplacement services—$20,000; and accelerated equity vesting—$114,668.

PROPOSAL 2

NON-BINDING ADVISORY RESOLUTION TO APPROVE THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

        The compensation of our named executive officers is described in the Compensation Discussion and Analysis, the compensation tables and the accompany narrative on pages 24 to 36 of this Proxy Statement.

        Our primary goals with respect to executive compensation have been to offer competitive compensation to attract and retain the most talented executives, to tie annual cash incentives to achievement of performance objectives that tie directly to our strategic and operational goals, and to align executives' interests with long-term stockholder value creation. To achieve these goals, we have used a "Total Rewards" approach establishing a compensation package of separate, but integrated components, including: base salary, short-term annual cash incentives, long-term incentive compensation, retention incentives and health and welfare benefits. The Leadership and Compensation Committee of the Board of Directors generally takes into account our business strategy, internal consistency, external market competitiveness in light of general economic trends and individual and business performance.

        While maintaining our guiding philosophy of competitive and affordable Total Rewards, our compensation decisions in 2012 continued to align our compensation practices both with our new focus on being a leading communications and IT services company as well as with our position in the highly competitive Internet access industry. The Leadership and Compensation Committee of the Board of Directors, or the Committee, designed the compensation programs for 2012 both to retain the key talent necessary to drive our performance as well as to recruit new talent consistent with our new business focus. The Committee intends for the compensation programs to provide appropriate incentives while maintaining accountability to stockholders.

        As detailed in the Compensation Discussion and Analysis, based on its review of the total compensation of our named executive officers for fiscal year 2012, the Leadership and Compensation Committee believes total compensation for each of the Named Executive Officers, both on a targeted and actual basis, was reasonable and within the range of compensation offered by comparison companies and reflects our solid financial performance in 2012 as well as our significant progress in transforming our company into an IT services provider. The Leadership and Compensation Committee also believes the 2012 compensation design was effective in driving performance by generating meaningful rewards for achieving business objectives that our Board of Directors believes will lead to future overall shareholder value creation and by limiting the compensation paid if performance objectives were not fully achieved in established time periods.

        The Compensation Discussion and Analysis section of this Proxy Statement and the accompanying tables and narrative provide a comprehensive review of our named executive officer compensation objectives, program and rationale. We urge you to read this disclosure before voting on this proposal.

        For the reasons stated above, we are requesting your non-binding approval of the following resolution:

    "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the Proxy Statement for the 2013 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2012 Summary Compensation Table and the other related tables and accompanying narrative set forth on pages 24 to 36 of the Proxy Statement."

        Your vote on this proposal will be non-binding on us and the Board, and it will not be construed as overruling a decision by us or the Board. Your vote will not create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for us or the Board. However, the Leadership and Compensation Committee values the opinions that our stockholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions as it deems appropriate.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

 PROPOSAL 3

AMENDMENT OF OUR THIRD RESTATED CERTIFICATE OF INCORPORATION

        After careful consideration, in February 2013 our Board of Directors voted unanimously to approve, and to recommend to our stockholders that they approve, an amendment to our Certificate of Incorporation in connection with the revision of our Bylaws' advance notice requirement for shareholder proposals/nominations. Stockholders are voting on the amendment to our Third Restated Certificate of Incorporation. They are not voting on the amendment to our Bylaws which has been approved by our Board of Directors subject to stockholder approval of the Certificate of Incorporation.

        Article 5, Section (4) of our Certificate of Incorporation currently incorporates basic advance notice provisions for stockholders seeking to nominate directors for election. These provisions set forth the process that a stockholder must follow in order to nominate a director for election at a stockholder meeting. The proposed amendment will delete these advance notice provisions from the Certificate of Incorporation. Concurrently, we would add an updated version of them to our Bylaws. The revised advance notice provisions for director nominations to be included in our Bylaws will include certain changes that are intended to provide clear and reasonable procedures to nominate directors and full disclosure of the interests of the director nominee and the nominating stockholder.

Summary of Proposed Amendment

        The following is a summary of the material changes that will be effected by the proposed amendment to our Certificate of Incorporation:

Advance Notice Provision for Director Nominations	Existing Provision (Included in Article 5, Section (4) of Certificate of Incorporation)	Proposed Amended Provision (To be included in Section 2.11 of the Bylaws)
Deadline to Submit Nominees for Election at an Annual Meeting	90 days in advance of the annual meeting.

At least 60 days but not more than 90 days before the anniversary date of the prior year annual meeting.

If the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary, the deadline range will be at least 60 days but not more than 90 days before the actual meeting or, if later, 10 days following the public announcement of the annual meeting date.

Deadline to Submit Nominees for Election at a Special Meeting	Seven days following notice of the special meeting.	At least 60 days but not more than 90 days before the actual meeting or, if later, 10 days following the public announcement of the special meeting.

Advance Notice Provision for Director Nominations	Existing Provision (Included in Article 5, Section (4) of Certificate of Incorporation)	Proposed Amended Provision (To be included in Section 2.11 of the Bylaws)
Disclosure of Information Regarding Potential Nominees

•

Name and address

•

Description of arrangements pursuant to such the nomination is being made

•

Other information that would be required to be included by a proxy statement

•

Consent to serve as a director

•

Completed questionnaire required by EarthLink's bylaws

In addition to the previously required disclosures under the Certificate of Incorporation, the nominee must disclose:

•

Certain employment and biographical information

•

Number of shares of EarthLink capital stock held by the nominee

EarthLink can also request additional information from the nominee for the purpose of determining his or her independence.

Disclosure of Information Regarding Nominating Stockholders

•

Name and address

•

Representation that the holder is entitled to vote and will appear at the meeting

•

Description of arrangements pursuant to such the nomination is being made

•

Other information that would be required to be included by a proxy statement

In addition to the previously required disclosures under the Certificate of Incorporation, the nominating stockholder must disclose:

•

Certain employment information

•

Interests in EarthLink's capital stock, including shares held, derivative positions, short interests and rights to dividends and performance related fees

•

Representation whether such stockholder intends to solicit proxies in support of the nominee

The disclosure requirements applicable to the nominating stockholders will also be applicable to any beneficial owner on whose behalf the nomination is proposed to be made and certain "Associated Persons". In addition, the disclosures about the nominating stockholders must be updated as of the record date.

Advance Notice Provision for Director Nominations	Existing Provision (Included in Article 5, Section (4) of Certificate of Incorporation)	Proposed Amended Provision (To be included in Section 2.11 of the Bylaws)
Derivative Disclosure	None.	Required disclosure of certain derivative positions in EarthLink's capital stock held by the nominating stockholder. These derivative positions are generally defined as those which have a value derived in whole or in part from the value of any shares of the capital stock.

  Proposed Amendment

        Extension of Deadlines to Permit Stockholders Additional Time to Submit Nominees.    The amendment provides stockholders additional time to submit nominations by extending certain of the deadlines. The deadline for stockholder nominees at an annual meeting will be at least 60 days and no more than 90 days before the anniversary date of the prior year meeting (as opposed to the current deadline of 90 days). The amendment also provides that if the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary, the deadline range will be at least 60 days and no more than 90 days before the actual meeting or, if later, 10 days following the public announcement of the annual meeting date. The deadline range for stockholder nominees at a special meeting will be at least 60 days and no more than 90 days before the actual meeting or, if later, 10 days following the public announcement of the special meeting date (as opposed to the current deadline of seven days following notice of the meeting).

        Disclosure of Additional Information from Potential Director Nominees.    In addition to the information about a director nominee required by our current advance notice provisions, the amendment requires disclosure of certain employment and biographical information regarding the director nominee and the number of shares of our capital stock held by the nominee. The amendment also provides that we can request additional information from the nominee for the purpose of determining his or her independence. The proposed nominee will also remain subject to the requirement under our current bylaws to provide a completed questionnaire, representation and agreement providing additional background and qualification information.

        Disclosure of Additional Information from Nominating Stockholders.    In addition to the information about a nominating stockholder required by our current advance notice provisions, the amendment requires the following disclosures regarding the nominating stockholder: (i) certain employment information, (ii) interests in our capital stock, including shares held, derivative positions, short interests and rights to dividends and performance related fees and (iii) a representation whether such stockholder intends to solicit proxies in support of the nominee. In addition, the amendment requires the disclosures about the nominating stockholder to be updated as of the record date. The disclosure requirements applicable to the nominating stockholder will also be applicable to any beneficial owner on whose behalf the nomination is proposed to be made and certain "Associated Persons."

        Disclosure of Derivative Positions.    As mentioned above, the amendment requires disclosure of certain derivative positions in our capital stock held by the nominating stockholder and the beneficial owner, if any, on whose behalf the nomination is proposed to be made. These derivative positions are generally defined as those which have a value derived in whole or in part from the value of any shares of our capital stock.

        The advance notice provisions that are currently found in Article 5, Section (4) of our Certificate of Incorporation must be amended to effect the changes proposed above. We are proposing to delete Article 5, Section (4) of our Certificate of Incorporation and instead include updated advance notice provisions for director nominations in our Bylaws. The text of the revised Article 5, Section (4), marked to show the proposed deletion, is attached as Annex B to this Proxy Statement. If approved by our stockholders, the amendment to our Certificate of Incorporation will become effective upon the filing of a certificate of amendment with the Secretary of State of Delaware. Our Board of Directors has adopted amended Bylaws which include the revised advance notice provisions for director nominations and which will be effective upon the effectiveness of the proposed amendment to our Certificate of Incorporation. The updated advance notice provisions for director nominations will be included as a new Section 2.11 of our Bylaws. The text of the revised Article II of our Bylaws (which includes Section 2.11), marked to show the proposed deletions and insertions, is attached as Annex C to this Proxy Statement. Once these advance notice provisions are moved to the Bylaws, they will no longer be subject to stockholder approval and our Board of Directors would be permitted to make future changes without the approval of our stockholders.

        Other Bylaw Amendments.    Following the 2013 Annual Meeting, our Board of Directors also expects to amend our Bylaws to provide substantially similar revisions to the advance notice provisions for stockholder proposals of business other than the nomination of directors. These changes are reflected in Section 2.9 of the Bylaws included in Annex C to this Proxy Statement. However, these changes to the advance notice provisions for stockholder proposals of other business to be included in Section 2.9 of the Bylaws are not expected to be contingent on the approval of the proposed amendment to the Certificate of Incorporation by the stockholders.

Rationale for Amendment

        Our Board of Directors believes that detailed and clearly stated advance notice requirements are beneficial to both our stockholders and our Board of Directors in planning for and administering meetings of our stockholders. Following a review by our Corporate Governance and Nominating Committee and our Board of Directors of our governing documents, the committee and the Board of Directors determined that the proposed amendment is in the best interests of the Corporation and our stockholders to ensure our advance notice provisions fully account for the current practices and to allow for enhanced disclosure of the interests of the director nominee and the nominating stockholder.

        While the amendment enhances the disclosure requirements of a nominating stockholder, we believe these advance notice requirements will help our stockholders understand and prepare for the process that must be followed for their nominees to be considered at a meeting of stockholders. In addition, the extended deadlines will allow our stockholders to have a greater amount of time to consider nominations they desire to bring before a meeting and to comply with the applicable requirements for submitting such nominees.

        While future amendments to the advance notice provisions for director nominations would not be subject to stockholder approval once they are removed from the certificate of incorporation, we believe the inclusion of these provisions in the bylaws is more customary for public companies. In addition, the movement of the advance notice provisions for director nominations to the Bylaws would allow our Board of Directors to respond to future legal developments and drafting trends in a more efficient and cost-effective manner.

        The enhanced disclosures will provide both stockholders and our Board of Directors with more information regarding the director nominees and the nominating stockholder, which will allow stockholders to make a more fully informed voting decision and assist our Board of Directors in making a recommendation or statements of its position. For example, it is important for us to determine whether or not a potential nominee is independent because it can be relevant to determining whether we satisfy continued listing requirements on Nasdaq and it affects our ability to form committees of our Board of Directors that comply with SEC and Nasdaq requirements. The enhanced ownership disclosures will provide for disclosure of derivative investment instruments, which are typically otherwise unknown to us and the stockholders. This type of disclosure will enable our stockholders and Board of Directors to better understand the potential motivation of a stockholder in submitting a nomination.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT OF THE THIRD RESTATED CERTIFICATE OF INCORPORATION.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has appointed the firm of Ernst & Young LLP, independent registered public accounting firm, to audit and report on our financial statements for the year ending December 31, 2013. We have engaged Ernst & Young LLP as our independent registered public accounting firm since July 2000. We expect that a representative of Ernst & Young LLP will be present at the 2013 Annual Meeting of Stockholders to answer questions of stockholders and will have the opportunity, if desired, to make a statement.

        In connection with the audits of the 2011 and 2012 financial statements, we entered into engagement agreements with Ernst & Young LLP which set forth the terms by which Ernst & Young LLP will perform audit services for us. Those agreements are subject to alternative dispute resolution procedures.

        For the years ended December 31, 2011 and 2012, Ernst & Young LLP billed us the fees set forth below, including expenses, in connection with services rendered by that firm to us.

	Year Ended December 31,
	2011	2012
Audit fees	$3,525,992	$2,330,484
Audit-related fees	—	—
Tax fees	—	—
All other fees	624,700	2,500

Total	$4,150,692	$2,332,984

        Audit fees include fees for services rendered for the audits of our annual financial statements and the reviews of the interim financial statements included in quarterly reports. Audit fees also include fees associated with rendering an opinion on our management report on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. This category also includes fees for review of documents filed with the SEC. Additionally, audit fees include services rendered for the audit of ITC^DeltaCom, Inc.'s annual financial statements.

        All other fees primarily included performing services related to our offering of $300 million of 8.875% Senior Notes in 2011 and an on-line research tool subscription in 2012.

        The Audit Committee of the Board of Directors has considered whether the provision of services described above under "Audit-related fees" and "Other fees" is compatible with maintaining the independence of Ernst & Young LLP, and has concluded that it is compatible.

Audit Committee Pre-Approval Policy

        The Audit Committee's policy is that all audit and non-audit services provided by its independent registered public accounting firm shall either be approved before the independent registered public accounting firm is engaged for the particular services or shall be rendered pursuant to pre-approval procedures established by the Audit Committee. These services may include audit services and permissible audit-related services, tax services and other services. Pre-approval spending limits for audit services are established on an annual basis, detailed as to the particular service or category of services to be performed and implemented by our financial officers. Pre-approval spending limits for permissible non-audit services are established on a quarterly basis, detailed as to the particular service or category of services to be performed and implemented by our financial officers. Any audit or non-audit service fees that may be incurred by us during a quarter that fall outside the limits pre-approved by the Audit Committee for a particular service or category of services must be reviewed and approved by the Chairperson of the Audit

Committee prior to the performance of services. On a quarterly basis, the Audit Committee reviews and itemizes all fees paid to its independent registered public accounting firm in the prior quarter (including fees approved by the Chairperson of the Audit Committee between regularly scheduled meetings and fees approved by our financial officers pursuant to the pre-approval policies described above) and further reviews and itemizes all fees expected to be paid in the upcoming quarter. The Audit Committee may revise its pre-approval spending limits and policies at any time. None of the fees paid to the independent registered public accounting firm were approved by the Audit Committee after the services were rendered pursuant to the "de minimis" exception established by the SEC for the provision of non-audit services.

        Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required but is being presented as a matter of good corporate practice. Notwithstanding stockholder ratification of the appointment of the independent registered public accounting firm, the Audit Committee, in its discretion, may direct the appointment of a new independent registered public accounting firm if the Audit Committee believes that such a change would be in our best interests and the best interests of our stockholders. The Audit Committee has not determined what action it would take if the stockholders do not ratify the appointment, but may reconsider the appointment.

        THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2013.

 OTHER MATTERS

        The Board of Directors knows of no other matters to be brought before the 2013 Annual Meeting of Stockholders. However, if any other matters are properly brought before the 2013 Annual Meeting of Stockholders, including consideration of a motion to adjourn the 2013 Annual Meeting of Stockholders to another time or place (including for the purpose of soliciting additional proxies) the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment.

SOLICITATION OF PROXIES

        The cost of the solicitation of proxies on behalf of EarthLink will be borne by us. In addition, our directors, officers and other employees may, without additional compensation except reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. We will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending our proxy materials to, and obtaining instructions relating to such materials from, beneficial owners. We have retained McKenzie Partners, Inc. to aid in the solicitation of proxies at a fee of $12,500, plus expenses.

STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

        In order for proposals of stockholders to be considered for inclusion in the proxy materials for the 2014 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act, such proposals must be received by us at our executive offices at 1375 Peachtree Street, Atlanta, GA 30309, Attention: Corporate Secretary, on or prior to November 11, 2013.

        Stockholders may bring director nominations or other business before the annual meeting only in accordance with the provisions of our certificate of incorporation and bylaws, which currently require, among other things, that notice be given to us no later than 90 days prior to the meeting. The 2014 Annual Meeting of Stockholders is scheduled for April 22, 2014. However, as described in Proposal 3, our Board of Directors has amended the advance notice provisions of our bylaws to be effective following the 2013 Annual Meeting of Stockholders subject, with respect to director nominations, to stockholder approval of the amendment to our certificate of incorporation described in this proxy statement. The proposed amended bylaws would require that notice of other business to be brought before the annual meeting be given to us no later than 60 days, and no earlier than 90 days, prior to the first anniversary of the prior year's annual meeting. If the amended bylaws are adopted, we will file such amended bylaws with the Securities and Exchange Commission and include such amended bylaws on our website at www.earthlink.net. Management may use its discretionary authority to vote against any such proposals. For information regarding the requirement for submitting recommendations for director nominees, see "Corporate Governance Matters—Identifying and Evaluating Nominees" on pages 8 to 9 of this Proxy Statement.

ANNUAL REPORT ON FORM 10-K

        We will provide without charge to each stockholder, on the written request of any such person, a copy of our Annual Report on Form 10-K for the year ended December 31, 2012. Requests should be directed to EarthLink, Inc., 1375 Peachtree Street, Atlanta, Georgia 30309, Attention: Investor Relations. Our Annual Report on Form 10-K also may be accessed through our website at www.earthlink.net. A list of exhibits to the Annual Report on Form 10-K will be included in the copy of the Annual Report on Form 10-K. Any of the exhibits may be obtained at the SEC's website, www.sec.gov, or by written request to the above address.

BENEFICIAL OWNERS

        Unless we have received contrary instructions, we may send a single copy of our proxy materials to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as "householding," reduces the volume of duplicate information received at your household and helps to reduce our expenses.

        If you would like to receive your own set of our annual disclosure documents this year or in future years, follow the instructions described below. Similarly, if you share an address with another stockholder and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions.

        If your shares are registered in your own name, please contact us at our executive offices at 1375 Peachtree Street, Atlanta, Georgia 30309, Attention: Investor Relations, to inform us of your request. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

By order of the Board of Directors,

Rolla P. Huff Chairman of the Board, Chief Executive Officer and President

Atlanta, Georgia
March 11, 2013

ANNEX A

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Non-GAAP Financial Measures

        In addition to our financial information presented in accordance with U.S. generally accepted accounting principles ("GAAP"), management uses certain "non-GAAP financial measures" within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. Generally, a non-GAAP financial measure is a numerical measure of a company's operating performance, financial position or cash flows that excludes or includes amounts that are included in or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. Set forth below is a discussion of the presentation and use of Adjusted EBITDA and Unlevered Free Cash Flow, the non-GAAP financial measures used by management.

        Adjusted EBITDA is defined as net income before interest expense and other, net, income tax provision (benefit), depreciation and amortization, stock-based compensation, impairment of goodwill and intangible assets, and restructuring, acquisition and integration-related costs. Unlevered Free Cash Flow is defined as net income before interest expense and other, net, income tax provision (benefit), depreciation and amortization, stock-based compensation, impairment of goodwill and intangible assets, and restructuring, acquisition and integration-related costs, less cash used for purchases of property and equipment.

        These non-GAAP financial measures are commonly used in the industry and are presented because management believes they provide relevant and useful information to investors. Management uses these non-GAAP financial measures to evaluate the performance of its business. Management also uses Unlevered Free Cash Flow to assess its ability to fund capital expenditures, fund growth and service debt. Management believes that excluding the effects of certain non-cash and non-operating items enables investors to better understand and analyze the current period's results and provides a better measure of comparability.

        There are limitations to using these non-GAAP financial measures. Adjusted EBITDA and Unlevered Free Cash Flow are not indicative of cash provided or used by operating activities and may differ from comparable information provided by other companies. Adjusted EBITDA and Unlevered Free Cash Flow should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with U.S. GAAP.

        The following table presents a reconciliation of Adjusted EBITDA to the most closely related financial measure reported under GAAP for the year ended December 31, 2012:

Year Ended December 31, 2012 (in thousands)
Net income	$7,520
Interest expense and other, net	63,416
Income tax benefit	(2,931)
Depreciation and amortization	183,304
Stock-based compensation expense	10,462
Restructuring, acquisition and integration-related costs	18,244

Adjusted EBITDA	$280,015

A-1

        The following table presents a reconciliation of Unlevered Free Cash Flow to the most closely related financial measure reported under GAAP for the year ended December 31, 2012:

Year Ended December 31, 2012 (in thousands)
Net income	$7,520
Interest expense and other, net	63,416
Income tax benefit	(2,931)
Depreciation and amortization	183,304
Stock-based compensation expense	10,462
Restructuring, acquisition and integration-related costs	18,244
Purchases of property and equipment	(147,360)

Unlevered Free Cash Flow	$132,655

        The following table presents a reconciliation of Unlevered Free Cash Flow, as a liquidity measure, to net cash provided by operating activities for the year ended December 31, 2012:

Year Ended December 31, 2012 (in thousands)
Net cash provided by operating activities	$191,055
Income tax benefit	(2,931)
Non-cash income taxes	1,707
Interest expense and other, net	63,416
Amortization of debt discount, premium and issuance costs	1,945
Restructuring, acquisition and integration-related costs	18,244
Changes in operating assets and liabilities	6,469
Purchases of property and equipment	(147,360)
Other, net	110

Unlevered Free Cash Flow	$132,655

Net cash used in investing activities	$(163,836)

Net cash used in financing activities	$(81,381)

A-2

ANNEX B

PROPOSED AMENDMENT TO THIRD CERTIFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT
TO THE
THIRD RESTATED
CERTIFICATE OF INCORPORATION

OF

EARTHLINK, INC.

        EarthLink, Inc. (the "Corporation"), a corporation duly organized and existing under the laws of the State of Delaware, hereby certifies as follows:

        1.     The name under which the Corporation was originally incorporated was WWW Holdings, Inc.

        2.     The original Certificate of Incorporation was filed with the Secretary of State of Delaware on September 21, 1999.

        3.     This Certificate of Amendment was duly adopted by the Board of Directors of the Corporation (the "Board") in accordance with Section 242 of the Delaware General Corporation Law (the "DGCL").

        4.     Article 5 of the Third Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE 5. BOARD OF DIRECTORS

        The business and affairs of the Corporation shall be managed by, or under the direction of, a Board of Directors comprised as follows:

        (1)   The initial number of directors shall be thirteen (13) and thereafter the number of directors of the Corporation shall be not less than two (2) and not more than seventeen (17), the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the Board of Directors or by the affirmative vote of the holders of at least a majority of all outstanding shares entitled to be voted in the election of directors, voting together as a single class.

        (2)   The members of the Board of Directors shall be elected at each annual meeting of stockholders for a term expiring at the next succeeding annual meeting of stockholders, and in all cases as to each director until his or her successor shall be elected and shall qualify, or until his or her earlier resignation, removal from office, death or incapacity.

        (3)   Except as set forth below with respect to vacancies and newly created directorships, directors shall be elected as provided in the Bylaws of the Corporation. The directors of the Corporation shall not be required to be elected by written ballots.

        (4)   Any vacancy on the Board of Directors that results from an increase in the number of directors, from the prior death, resignation, retirement, disqualification or removal from office of a director, or otherwise shall be filled by a majority of the Board of Directors then in office, though less than a quorum, or by the sole remaining director, or by the stockholders of the Corporation if the Board of Directors has not filled the vacancy and each director so chosen shall hold office for a term expiring at the next succeeding annual meeting of stockholders and until his or her successor shall be elected and shall qualify, or until his or her earlier resignation, removal from office, death or incapacity.

        (5)   At any meeting of stockholders with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed, with or without cause, by the

B-1

affirmative vote of the holders of a majority of all outstanding shares entitled to be voted at an election of directors, except that if less than the entire Board of Directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

        (6)   Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an Annual or Special Meeting of Stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Third Restated Certificate of Incorporation or the resolutions of the Board of Directors creating such class or series, as the case may be, applicable thereto.

        The invalidity or unenforceability of this Article 5 or any portion hereof, or of any action taken pursuant to this Article 5, shall not affect the validity or enforceability of any other provision of this Third Restated Certificate of Incorporation, any action taken pursuant to such other provision, or any action taken pursuant to this Article 5.

B-2

ANNEX C

PROPOSED AMENDMENT TO AMENDED AND RESTATED BYLAWS

ARTICLE II
STOCKHOLDERS' MEETINGS

        2.1    Places of Meetings.    All meetings of stockholders shall be held at such place or places in or outside of the State of Delaware as the Board of Directors may from time to time determine or as may be designated in the notice of meeting or waiver of notice thereof.

        2.2    Annual Meetings.    The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on the first Tuesday in May or such other date within five (5) months after the end of each fiscal year of the Corporation and at such time as may be designated from time to time by the Board of Directors. If the annual meeting is not held as specified in the preceding sentence, it may be held as soon thereafter as convenient and shall be called the annual meeting. Unless otherwise provided by law, the Corporation's certification of incorporation (as amended or restated from time to time, the "Certificate of Incorporation") or these Bylaws, written notice of the time and place of the annual meeting shall be given by mail to each stockholder entitled to vote thereat at the address of such stockholder as it appears on the records of the Corporation, or by electronic transmission as provided in Section 2.8 of these Bylaws, not less than ten (10) nor more than sixty (60) days prior to the scheduled date thereof, unless such notice is waived as provided in Article IX of these Bylaws.

        2.3    Special Meetings.    Special meetings of stockholders may be called at any time by the Chairman of the Board of Directors or a majority of the Board of Directors. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, written notice of the time, place and specific purposes of such meeting shall be given by mail to each stockholder entitled to vote thereat at the address of such stockholder as it appears on the records of the Corporation, or by electronic transmission as provided in Section 2.8 of these Bylaws, not less than ten (10) nor more than sixty (60) days prior to the scheduled date thereof, unless such notice is waived as provided in Article IX of these Bylaws.

        2.4    Voting.    At all meetings of stockholders, each stockholder entitled to vote on the record date, as determined under Article VI, Section 6.3 of these Bylaws or, if not so determined, as prescribed under the General Corporation Law of the State of Delaware (as amended from time to time, the "DGCL"), shall be entitled to one vote for each share of stock standing of record in the name of such stockholder, subject to any restrictions or qualifications set forth in the Certificate of Incorporation.

        2.5    Quorum.    At any meeting of stockholders, a majority of the number of shares of stock outstanding and entitled to vote thereat (or a majority of the number of shares of stock entitled to vote as a class or series) present in person or by proxy, shall constitute a quorum for the transaction of business, but a smaller interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice, subject to such limitations as may be imposed under the DGCL, and provided further that once a quorum is established at a meeting as set forth hereunder, the quorum may not otherwise be eliminated during such meeting. When a quorum is present at any meeting, a majority of the number of shares of stock entitled to vote present thereat shall decide any question brought before such meeting unless the question is one upon which a different vote is required by the DGCL, the Certificate of Incorporation or these Bylaws, in which case such express provision shall govern.

        2.6    List of Stockholders.    At least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary or the transfer agent in charge of the stock ledger of the Corporation. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. The list shall also be open to examination at the meeting as required by applicable law. The stock ledger shall represent conclusive evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such meeting.

        2.7    Action Without Meeting.    Unless otherwise restricted by the Certificate of Incorporation, action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may, subject to compliance with the provisions of Section 6.4 of these Bylaws, be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Prompt notice of the taking of any such corporation action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

        2.8    Notice by Electronic Transmission.    Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the Certificate of Incorporation or these Bylaws, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if:

  (i)
  the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent; and

  (ii)
  such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent of the Corporation, or other person responsible for the giving of notice;

provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

        Any notice given pursuant to the preceding paragraph shall be deemed given:

  (i)
  if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

  (ii)
  if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

  (iii)
  if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

  (iv)
  if by any other form of electronic transmission, when directed to the stockholder.

        An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent of the Corporation, or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

        2.9    Business Considered by Stockholders at Annual Meetings.    The proposal of business to be considered by stockholders may be made at an annual meeting of stockholders by the Board of Directors or a committee appointed by the Board of Directors, or by any stockholder ~~of record~~ who (x) is entitled to vote generally at such meeting and (y) is a stockholder of record at the time of giving of notice provided for in this Section 2.9 and at the time of the annual meeting; provided, however, that any ~~stockholder of record entitled to vote generally at such meeting~~ such stockholder may bring such proposed business before all the stockholders for consideration at the annual meeting only if such proposed business constitutes a proper matter for stockholder action, and if written notice in proper form of such stockholder's intent to bring such proposed business before all the stockholders for consideration at the annual meeting has been given, either by personal delivery or by the United States mail, postage prepaid, to the Secretary of the Corporation not ~~later than ninety (90) days in advance of the annual meeting of stockholders. Each such notice shall set forth:~~ earlier than the close of business on the 90th and not later than the close of business on the 60th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder in order to be timely must be delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the 60th day prior to such annual meeting or, if later, the close of business on the 10th day following the day on which public announcement of such annual meeting was made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder's notice as described above.

~~(i)~~	~~the name and address of the stockholder of record who intends to bring such proposed business before all the stockholders for consideration at the annual meeting;~~
~~(ii)~~
~~a representation that the stockholder is a holder of record of shares of the Corporation entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to bring such proposed business before all the stockholders for consideration;~~
~~(iii)~~	~~a brief description of the proposed business to be brought before all the stockholders for consideration at the annual meeting;~~
~~(iv)~~
~~the text of the proposed business to be brought before all the stockholders for consideration at the annual meeting (including but not limited to the text of any resolutions to be brought before all the stockholders for consideration at the annual meeting, or the language of any proposed amendments to the Bylaws of the Corporation);~~
~~(v)~~	~~a description of any material interest that the stockholder of record has in the proposed business being brought before all the stockholders for consideration at the annual meeting; and~~
~~(vi)~~	~~a brief statement of the reason or reasons why such stockholder of record intends to bring such proposed business before all the stockholders for consideration at the annual meeting.~~

        ~~The Chairman of the meeting may refuse to allow both consideration of such proposed business and/or a stockholder vote on such proposed business if it was not brought in compliance with the foregoing procedure.~~

        ~~The foregoing notice requirements shall be deemed satisfied by a stockholder of record if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Securities Exchange Act of 1934, as amended, and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting~~

        To be in proper form, each such written notice must set forth must set forth as to each matter such stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the business is proposed to be brought (i) the name and address of such stockholder, as they appear on the Corporation's books, of such beneficial owner, if any, and of each Associated Person (as defined below) referred to in clause (iii), (ii) the employer and principal occupation of such stockholder, of such beneficial owner, if any, and of each Associated Person referred to in clause (iii), (iii) (A) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially, or of record, by such stockholder, by such beneficial owner, if any, or by any Associated Person of such stockholder or beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the Corporation or with a value derived in whole or in part from the value of any shares of capital stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of capital stock the Corporation (each of the foregoing, a "Derivative Instrument"), in each case that is, directly or indirectly, owned beneficially by such stockholder, by such beneficial owner, if any, or by any Associated Person of such Stockholder or beneficial owner, (C) any short interest in any shares of capital stock of the Corporation held by such stockholder, by such beneficial owner, if any, or any Associated Person of such stockholder or beneficial owner (for purposes of this Section 2.9 a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (D) any rights to dividends on the shares of capital stock of the Corporation owned beneficially by such stockholder, by such beneficial owner, if any, or by any Associated Person of such stockholder or beneficial owner, in each case that are separated or separable from the underlying shares of capital stock of the Corporation, (E) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company in which such stockholder, such beneficial owner if any, or any Associated Person of such stockholder or beneficial owner is a general partner or manager or, directly or indirectly, beneficially owns an interest, and (F) any performance related fees (other than an asset-based fee) that such stockholder, such beneficial owner, if any, or any Associated Person of such stockholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of capital stock of the Corporation or Derivative Instruments, (iv) a description of all arrangements or understandings between such stockholder, beneficial owner, if any, or any Associated Person of such stockholder or beneficial owner, on the one hand, and any person or persons (including their names), on the other hand, in connection with the proposal of such business by such stockholder and any material interest of such stockholder, beneficial owner or any Associated Person of such stockholder or beneficial owner in such business, (v) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business before the meeting, (vi) a representation whether such stockholder intends to deliver a proxy statement and/or form of proxy to the Corporation's stockholders and/or otherwise to solicit proxies from stockholder in support of such business and (vii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for such business in a contested solicitation pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"). Any such notice shall be supplemented to disclose the information referred to in clause (b) as of the record date and such supplement shall be delivered not later than five (5) business days after the record date.

        Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act and included in the notice of meeting given by or at the direction of the Board of Directors, this Section 2.9 shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders; provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.9 shall be deemed to preclude discussion by any stockholder of any such business. In the event that a stockholder attempts to bring business before a meeting without complying with the procedures set forth in this Section 2.9, such business shall not be transacted at such meeting. The Chairman of the Board of Directors shall have the power and the duty to determine whether any proposal to bring business before the meeting was made in accordance with the procedures set forth in this Section 2.9 and, if any business is not proposed in compliance with Section 2.9, to declare that such defective proposal shall be disregarded and that no action shall be taken on such proposed business.

        For purposes of these Bylaws, an "Associated Person" of any stockholder or beneficial owner means (i) any affiliate or person acting in concert with such stockholder or beneficial owner and (ii) each director, officer, employee, general partner, manager of such stockholder or beneficial owner or any such affiliate or person with which such stockholder or beneficial owner is acting in concert.

        2.10    Business Considered by Stockholders at Special Meetings.    The only business conducted at a special meeting of stockholders shall be that business brought before the meeting pursuant to the Corporation's notice of meeting given in accordance with these Bylaws.

        2.11    Notice of Nominations for Election to the Board of Directors.    Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors, or by any stockholder who (x) is entitled to vote generally in the election of directors and (y) is a stockholder of record at the time of giving of notice provided for in this Section 2.11 and at the time of the applicable meeting; provided, however, that any such stockholder may nominate one or more persons for election as directors at a meeting only if written notice in proper form of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by the United States mail, postage prepaid, to the Secretary of the Corporation (i) with respect to any election to be held at an annual meeting of stockholders, not earlier than the close of business on the 90th and not later than the close of business on the 60th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder in order to be timely must be delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the 60th day prior to such annual meeting or, if later, the close of business on the 10th day following the day on which public announcement of such annual meeting was made and (ii) with respect to any election for directors to be held at a special meeting of stockholders, not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the 60th day prior to such special meeting or, if later, the close of business on the 10th day following the day on which public announcement of such special meeting was made. In no event shall any adjournment or postponement of an annual or special meeting or the announcement thereof commence a new time period for the giving of a stockholder's notice as described above.

        To be in proper form, each such written notice must set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the employer and principal occupation of the person, (iii) a biographical profile of the person, including educational background and business and professional experience, (iv) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, (v) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election (even if an election contest is not involved) pursuant to Section 14 of the Exchange Act, and (vi) the completed and signed questionnaire and written representation and agreement required by Section 2.13 of these Bylaws; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is proposed to be made (i) the name and address of such stockholder, as they appear on the Corporation's books, of such beneficial owner, if any, and of each Associated Person (as defined below) referred to in clause (iii), (ii) the employer and principal occupation of such stockholder, of such beneficial owner, if any, and of each Associated Person referred to in clause (iii), (iii) (A) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially, or of record, by such stockholder, by such beneficial owner, if any, or by any Associated Person of such stockholder or beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the Corporation or with a value derived in whole or in part from the value of any shares of capital stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of capital stock the Corporation (each of the foregoing, a "Derivative Instrument"), in each case that is, directly or indirectly, owned beneficially by such stockholder, by such beneficial owner, if any, or by any Associated Person of such stockholder or beneficial owner, (C) any short interest in any shares of capital stock of the Corporation held by such stockholder, by such beneficial owner, if any, or any Associated Person of such stockholder or beneficial owner (for purposes of this Section 2.11 a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (D) any rights to dividends on the shares of capital stock of the Corporation owned beneficially by such stockholder, by such beneficial owner, if any, or by any Associated Person of such stockholder or beneficial owner, in each case that are separated or separable from the underlying shares of capital stock of the Corporation, (E) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company in which such stockholder, such beneficial owner if any, or any Associated Person of such stockholder or beneficial owner is a general partner or manager or, directly or indirectly, beneficially owns an interest, and (F) any performance related fees (other than an asset-based fee) that such stockholder, such beneficial owner, if any, or any Associated Person of such stockholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of capital stock of the Corporation or Derivative Instruments, (iv) a description of all arrangements or understandings between such stockholder, beneficial owner, if any, or any Associated Person of such stockholder or beneficial owner, on the one hand, and each proposed nominee and any other person or persons (including their names), on the other hand, relating to the Company or any of the shares of its capital stock, including any arrangements or understandings pursuant to which the nomination(s) are to be made by such stockholder or beneficial owner, (v) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons named as nominees in the notice, (vi) a representation whether such stockholder intends to deliver a proxy statement and/or form of proxy to the Corporation's stockholders and/or otherwise to solicit proxies from stockholders in support of the nomination and (vii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election (even if an election contest is not involved) pursuant to Section 14 of the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected. Any such notice shall be supplemented to disclose the information referred to in clause (b) as of the record date and such supplement shall be delivered not later than five (5) business days after the record date. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee.

        No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.11. The Chairman of the Board of Directors shall have the power and the duty to determine whether any nomination was made in accordance with the procedures set forth in this Section 2.11 and, if any nomination is not made in compliance with Section 2.11, to declare that such defective nomination shall be disregarded and that no action shall be taken on such nomination.

        2.12    Conduct of Meetings.    At any meeting of stockholders, the Chairman of the Board of Directors, or in his or her absence, the President, or if neither such person is available, then a person designated by the Board of Directors, shall preside at and act as Chairman of the meeting. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the Chairman of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of any annual or special meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The Chairman of any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such Chairman should so determine, such chairman shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the Chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

        2.1~~2~~3    Submission of Questionnaire, Representation and Agreement.    To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.~~9~~11) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on which behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) (the "Agreement"), which Agreement (i) shall provide that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person's ability to comply, if elected as director of the Corporation, with such person's fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person's individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation (copies of which shall be provided by the Secretary upon written request) (subject to any waivers or exemptions granted pursuant to a resolution of the majority of the disinterested members of the Board of Directors) and (ii) if such person is at the time a director or is subsequently elected as a director of the Corporation, shall include such person's irrevocable resignation as a director if such person is found by a court of competent jurisdiction to have breached the Agreement in any material respect.

EARTHLINK, INC.
1375 PEACHTREE STREET, NE
ATLANTA, GA 30309

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by EarthLink, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions below to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY INTERNET – www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to EarthLink, Inc. c/o Broadridge, 51 Mercedes Way, Edgewood, NY  11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EARTHLINK, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4 BELOW.

1.	The election of the seven directors nominated by the Board of Directors.	For	Against	Abstain

	1a. Susan D. Bowick	☐	☐	☐

	1b. Marce Fuller	☐	☐	☐

	1c. Rolla P. Huff	☐	☐	☐

	1d. David A. Koretz	☐	☐	☐

	1e. Garry K. McGuire	☐	☐	☐

	1f. Thomas E. Wheeler	☐	☐	☐

	1g. M. Wayne Wisehart	☐	☐	☐

		For	Against	Abstain

2.	The approval of a non-binding advisory resolution approving the compensation of our named executive officers.	☐	☐	☐

3.

The approval of an amendment to our Third Restated Certificate of Incorporation in connection with the revision of our Fourth Amended and Restated Bylaws’ advance notice requirements for shareholder proposals/nominations.

		☐	☐	☐

4.	Ratification of the appointment by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013.	☐	☐	☐

NOTE:  The proxies are authorized to vote, in their discretion, upon such other matter or matters that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY.

Please sign exactly as your name appears hereon and date.  If the shares are held jointly, each holder should sign.  When signing as an attorney, executor, administrator, trustee or guardian or as an officer signing for a corporation or other entity, please give full title under signature.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report/Form 10-K are available at www.proxyvote.com.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

EARTHLINK, INC.

The undersigned stockholder(s) of EarthLink, Inc., a Delaware corporation (“EarthLink”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement for EarthLink’s 2013 Annual Meeting of Stockholders, and hereby appoints Rolla P. Huff and Bradley A. Ferguson, or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2013 Annual Meeting of Stockholders of EarthLink to be held at 4:00 p.m. (local time) on Tuesday, April 23, 2013, at EarthLink’s offices at 1375 Peachtree Street, NE, Atlanta, GA  30309, or at any adjournment(s) or postponement(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this proxy card.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.  THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE SPECIFICATIONS MADE.  IF THIS PROXY IS EXECUTED BUT NO SPECIFICATIONS IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” PROPOSALS 1, 2, 3 AND 4 AND OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

Please date, sign and mail your proxy card back as soon as possible!

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)